Exhibit 2.1

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (“Agreement”) is made and entered into by and between Purchaser and Seller.

RECITALS

A.                                     Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

B.                                  Purchaser desires to purchase the Property and each Seller desires to sell the portion of the Property owned by such Seller, all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to each Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and each Seller agree as follows:

ARTICLE 1. Basic Information

1.1          Certain Basic Terms. The following defined terms shall have the meanings set forth below:

1.1.1       Seller:    AmeriVest Sheridan Center Inc., a Colorado corporation; AmeriVest Arrowhead Inc., an Arizona corporation; AmeriVest Kellogg Inc., a Colorado corporation; AmeriVest Parkway Inc., a Texas corporation; AmeriVest Centerra Inc., a Colorado corporation; AmeriVest Black Canyon Inc., an Arizona corporation; AmeriVest Scottsdale Inc., an Arizona corporation; AmeriVest Greenhill Inc., a Texas corporation; AmeriVest Camelback Inc., an Arizona corporation; AmeriVest Hackberry Inc., a Texas corporation; AmeriVest Buildings Texas Inc., a Texas corporation; and AmeriVest Oak Lawn Inc., a Texas corporation (collectively, “Seller” and individually “each Seller”).

1.1.2       Purchaser: KOLL/PER LLC, a Delaware limited liability company, and its successors and assigns as provided in Section 12.1 below.

1.1.3       Purchase Price:  $273,000,000.00, to be allocated as set forth on Schedule 1 attached hereto.

1.1.4       Earnest Money: $4,000,000.00 (the “Earnest Money”), excluding interest thereon, to be deposited in accordance with Section 3.1 below. The Earnest Money shall be allocated between the parcels comprising the Property as set forth on Schedule 2 attached hereto.

[***]                   The Confidential portion of this Agreement has been omitted and filed separately with the Securities and Exchange Commission.

1.1.5

Title Company:

Republic Title of Texas, Inc.

2626 Howell Street, 10th Floor
Dallas, Texas 75204-4064
Attn:: Janine Barber
Telephone: (214) 855-8863
Facsimile: (214) 855-8898
E-mail: jbarber@republictitle.com

Escrow Agent:	Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, Texas 75204-4064
Attn: Ms. Janine N. Barber
Telephone: (214) 855-8863
Facsimile: (214) 855-8898
E-mail: jbarber@republictitle.com

1.1.6 Seller’s Broker:	Trammell Crow Company

1.1.7 Purchaser’s Broker:	N/A

1.1.8       Effective Date:  The date on which this Agreement is executed by the latter to sign of Purchaser or Seller, as indicated on the signature pages of this Agreement.

1.1.9       Property Information Delivery Date:  [Intentionally deleted].

1.1.10     Title Commitment Delivery Date:  [Intentionally deleted].

1.1.11     Survey Delivery Date:  [Intentionally deleted].

1.1.12     Title and Survey Review Period:  [Intentionally deleted].

1.1.13     Inspection Period:  [Intentionally deleted].

1.1.14     Closing Date:  For the Greenhill Park Property, the date which is thirty (30) days after the Effective Date. For each remaining parcel of the Property, the date which is ten (10) business days after Purchaser’s receipt of written approval from the applicable Lender (defined herein) of Purchaser’s assumption of the Existing Loan for such parcel (defined herein) and Purchaser’s review and approval of the loan assumption documents for the applicable Existing Loan pursuant to Section 12.17 hereof. Following the applicable Lender’s approval of the assumption of the applicable Existing Loan, Seller and Purchaser shall use good faith efforts to receive, review and approve assumption documents from the applicable Lender (it being agreed that the production of such assumption documents is not within the control of Seller or Purchaser); provided, however, that if the approval of the assumption by the applicable Lender and the approval of the loan assumption documents by Purchaser has not occurred within the timeframe set forth in Section 12.17 below with respect to a parcel or parcels, then Seller shall have the right to extend the Closing Date for such parcel or parcels, or terminate the Agreement with respect to the applicable parcel(s), in which event the Earnest Money and the Portfolio Earnest Money shall be allocated as provided in Section 12.17 below. For each parcel of the Property, “Lender” shall mean the current holder of any note secured by a lien against such parcel. Notwithstanding anything to the contrary herein, Seller and Purchaser agree that in no event shall the Closing Date for the Camelback Lakes Property occur prior to the closings for the other parcels (excluding parcels for which this Agreement has been terminated due to the provisions of Section 4.3, 6.4, 7.2, 10.2 and 12.17), unless otherwise agreed by Seller and Purchaser.

1.2          Closing Costs. Closing costs shall be allocated and paid as follows:

Cost	Responsible Party
Title Commitment required to be delivered pursuant to Section 5.1	Seller
Premium for standard form Title Policy required to be delivered pursuant to Section 5.4	Seller

Premium for any upgrade of Title Policy for extended or additional coverage and any endorsements desired by Purchaser, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges relating to the issuance of the Title Policy

Purchaser
Costs of existing ALTA/ACSM Land Title Survey	Seller
Any revisions, modifications or recertifications to Survey	Purchaser
Costs for UCC Searches	Purchaser
Recording fees for Deed	Seller (in Arizona and Texas); Purchaser (in Colorado)
Recording fees for releases of Deeds of Trust securing Existing Loans	Seller
Any deed taxes, documentary stamps, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments	Seller (in Arizona and Texas); Purchaser (in Colorado)
Any escrow fee charged by Escrow Agent for conducting the Closing	Purchaser ½ Seller ½
Real Estate Sales Commission to Seller’s Broker	Seller
Assumption Fees for each Existing Loan	Purchaser
All other closing costs, expenses, charges and fees (Seller and Purchaser each pays its own legal fees and expenses)	Purchaser

1.3          Notice Addresses.

Purchaser: Koll/PER LLC		Copies to: Allen Matkins Leck Gamble Mallory
	c/o The Koll Company LLC	& Natsis LLP
	4343 Von Karman, Ste. 150	1900 Main Street, 5th Floor
	Newport Beach, California 92660	Irvine, California 92614-7321
	Attention: Mr. Bryan McGowan	Attention: Sandra A. Jacobson, Esq.
	Telephone: (949) 833-3030	Telephone: (949) 553-1313
	Facsimile: (949) 240-4344	Facsimile: (949) 553-8354
	Email: mcgowanb@koll.com	Email: sjacobson@allenmatkins.com

	Chadwick, Saylor & Company	Foster Pepper PLLC
	11601 Wilshire Blvd., Suite 2240	1111 Third Avenue, Suite 3400
	Los Angeles, California 90025	Seattle, Washington 98101
	Attention: Ms. Vicki Aponik	Attention: Rafael Stone, Esq.
	Telephone: (310) 268-6620	Telephone: (206) 447-8999
	Facsimile: (310) 268-6629	Facsimile: (206) 749-2015
	Email:vaponik@chadwicksaylor.com	Email: stonv@foster.com

Seller:	c/o AmeriVest Properties Inc.	Copy to:Jenkens & Gilchrist, P.C.
	1780 So. Bellaire Street, Suite 100	1445 Ross Avenue, Suite 3200
	Denver, Colorado 80222	Dallas, Texas 75202
	Attention: Charles Knight	Attention: Stephen R. Voelker, Esq.
	Telephone: (303) 297-1800	Telephone: (214) 855-4722
	Facsimile: (303) 291-7353	Facsimile: (214) 855-4300
	Email: charlesk@amvproperties.com	Email: svoelker@jenkens.com

ARTICLE 2. Property

2.1          Subject to the terms and conditions of this Agreement, each Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the portions of the following property owned by such Seller (collectively, the “Property”):

2.1.1       Sheridan Center Property.

(a)       Real Property. The land described in Exhibit “A-1” attached hereto (the “Sheridan Center Land”), together with (i) all improvements located thereon (“Sheridan Center Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Sheridan Center Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Sheridan Center Inc., if any, and relating to the Sheridan Center Land and (v) all licenses, permits, covenants and other rights-

of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Sheridan Center Land (collectively, the “Sheridan Center Real Property”).

(b)       Leases. All leases of the Sheridan Center Real Property (other than the Sheridan Center License Agreements as defined below), including leases which may be made by AmeriVest Sheridan Center Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Sheridan Center Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Sheridan Center Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Sheridan Center Real Property, but specifically excluding any items of personal property owned by tenants at or on the Sheridan Center Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Sheridan Center Inc. and all deposits or escrows made in connection with the Sheridan Center Existing Loan (defined herein) (collectively, the “Sheridan Center Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Sheridan Center Inc.’s rights and interests, if any, in the name “Sheridan Center”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Sheridan Center Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Sheridan Center Leases or License Agreements (collectively, the “Sheridan Center Service Contracts”) (but only to the extent AmeriVest Sheridan Center Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.1(d) collectively referred to as the “Sheridan Center Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Sheridan Center Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Sheridan Center Real Property and generate income to AmeriVest Sheridan Center Inc. as the owner of the Sheridan Center Real Property, including agreements which may be made by AmeriVest Sheridan Center Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Sheridan Center License Agreements”).

The Sheridan Center Real Property, the Sheridan Center Leases, the Sheridan Center Tangible Personal Property, the Sheridan Center Intangible Personal Property and the Sheridan Center License Agreements are referred to herein collectively as the “Sheridan Center Property.”

2.1.2       Arrowhead Fountains Property.

(a)       Real Property. The land described in Exhibit “A-2” attached hereto (the “Arrowhead Fountains Land”), together with (i) all improvements located thereon (“Arrowhead Fountains Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Arrowhead Fountains Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Arrowhead Inc., if any, and relating to the Arrowhead Fountains Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Arrowhead Fountains Land (collectively, the “Arrowhead Fountains Real Property”).

(b)       Leases. All leases of the Arrowhead Fountains Real Property (other than the Arrowhead Fountains License Agreements as defined below), including leases which may be made by AmeriVest Arrowhead Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Arrowhead Fountains Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Arrowhead Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Arrowhead Fountains Real Property, but specifically excluding any items of personal property owned by tenants at or on the Arrowhead Fountains Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Arrowhead Inc. and all deposits or escrows made in connection with the Arrowhead Fountains Existing Loan (defined herein) (collectively, the “Arrowhead Fountains Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Arrowhead Inc.’s rights and interests, if any, in the name “Arrowhead Fountains”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Arrowhead Fountains Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Arrowhead Fountains Leases or License Agreements (collectively, the “Arrowhead Fountains Service

Contracts”) (but only to the extent AmeriVest Arrowhead Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.2(d) collectively referred to as the “Arrowhead Fountains Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Arrowhead Fountains Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Arrowhead Fountains Real Property and generate income to AmeriVest Arrowhead Inc. as the owner of the Arrowhead Fountains Real Property, including agreements which may be made by AmeriVest Arrowhead Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Arrowhead Fountains License Agreements”).

The Arrowhead Fountains Real Property, the Arrowhead Fountains Leases, the Arrowhead Fountains Tangible Personal Property, the Arrowhead Fountains Intangible Personal Property and the Arrowhead Fountains License Agreements are referred to herein collectively as the “Arrowhead Fountains Property.”

2.1.3       Kellogg Building Property.

(a)       Real Property. The land described in Exhibit “A-3” attached hereto (the “Kellogg Building Land”), together with (i) all improvements located thereon (“Kellogg Building Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Kellogg Building Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Kellogg Inc., if any, and relating to the Kellogg Building Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Kellogg Building Land (collectively, the “Kellogg Building Real Property”).

(b)       Leases. All leases of the Kellogg Building Real Property (other than the Kellogg Building License Agreements as defined below), including leases which may be made by AmeriVest Kellogg Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Kellogg Building Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Kellogg Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Kellogg Building Real Property, but specifically excluding any items of personal property owned by tenants at or on the Kellogg Building Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Kellogg Inc. and all deposits or escrows made in connection with the Kellogg Building Existing Loan (defined herein) (collectively, the “Kellogg Building Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Kellogg Inc.’s rights and interests, if any, in the name “Kellogg Building”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Kellogg Building Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Kellogg Building Leases or License Agreements (collectively, the “Kellogg Building Service Contracts”) (but only to the extent AmeriVest Kellogg Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.3(d) collectively referred to as the “Kellogg Building Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Kellogg Building Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Kellogg Building Real Property and generate income to AmeriVest Kellogg Inc. as the owner of the Kellogg Building Real Property, including agreements which may be made by AmeriVest Kellogg Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Kellogg Building License Agreements”).

The Kellogg Building Real Property, the Kellogg Building Leases, the Kellogg Building Tangible Personal Property, the Kellogg Building Intangible Personal Property and the Kellogg Building License Agreements are referred to herein collectively as the “Kellogg Building Property.”

2.1.4       Parkway Centre II Property.

(a)       Real Property. The land described in Exhibit “A-4” attached hereto (the “Parkway Centre II Land”), together with (i) all improvements located thereon (“Parkway Centre II Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Parkway Centre II Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Parkway Inc., if any, and relating to the Parkway Centre II Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Parkway Centre II Land (collectively, the “Parkway Centre II Real Property”).

(b)       Leases. All leases of the Parkway Centre II Real Property (other than the Parkway Centre II License Agreements as defined below), including leases which may be made by AmeriVest Parkway Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Parkway Centre II Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Parkway Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Parkway Centre II Real Property, but specifically excluding any items of personal property owned by tenants at or on the Parkway Centre II Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Parkway Inc. and all deposits or escrows made in connection with the Parkway Centre II Existing Loan (defined herein) (collectively, the “Parkway Centre II Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Parkway Inc.’s rights and interests, if any, in the name “Parkway Centre II”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Parkway Centre II Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Parkway Centre II Leases or License Agreements (collectively, the “Parkway Centre II Service Contracts”) (but only to the extent AmeriVest Parkway Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.4(d) collectively referred to as the “Parkway Centre II Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Parkway Centre II Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Parkway Centre II Real Property and generate income to AmeriVest Parkway Inc. as the owner of the Parkway Centre II Real Property, including agreements which may be made by AmeriVest Parkway Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Parkway Centre II License Agreements”).

The Parkway Centre II Real Property, the Parkway Centre II Leases, the Parkway Centre II Tangible Personal Property, the Parkway Centre II Intangible Personal Property and the Parkway Centre II License Agreements are referred to herein collectively as the “Parkway Centre II Property.”

2.1.5       Centerra Property.

(a)       Real Property. The land described in Exhibit “A-5” attached hereto (the “Centerra Land”), together with (i) all improvements located thereon (“Centerra Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Centerra Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Centerra Inc., if any, and relating to the Centerra Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Centerra Land (collectively, the “Centerra Real Property”).

(b)       Leases. All leases of the Centerra Real Property (other than the Centerra License Agreements as defined below), including leases which may be made by AmeriVest Centerra Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Centerra Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Centerra Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Centerra Real Property, but specifically excluding any items of personal property owned by tenants at or on the Centerra Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Centerra Inc. and all deposits or escrows made in connection with the Centerra Existing Loan (defined herein) (collectively, the “Centerra Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Centerra Inc.’s rights and interests, if any, in the name “Centerra”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Centerra Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Centerra Leases or License Agreements (collectively, the “Centerra Service Contracts”) (but only to the extent AmeriVest Centerra Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.5(d) collectively referred to as the “Centerra Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Centerra Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Centerra Real Property and generate income to AmeriVest Centerra Inc. as the owner of the Centerra Real Property, including agreements which may be made by AmeriVest Centerra Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Centerra License Agreements”).

The Centerra Real Property, the Centerra Leases, the Centerra Tangible Personal Property, the Centerra Intangible Personal Property and the Centerra License Agreements are referred to herein collectively as the “Centerra Property.”

2.1.6       Southwest Gas Building Property.

(a)       Real Property. The land described in Exhibit “A-6” attached hereto (the “Southwest Gas Building Land”), together with (i) all improvements located thereon (“Southwest Gas Building Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Southwest Gas Building Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Black Canyon Inc., if any, and relating to the Southwest Gas Building Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Southwest Gas Building Land (collectively, the “Southwest Gas Building Real Property”).

(b)       Leases. All leases of the Southwest Gas Building Real Property (other than the Southwest Gas Building License Agreements as defined below), including leases which may be made by AmeriVest Black Canyon Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Southwest Gas Building Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Black Canyon Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Southwest Gas Building Real Property, but specifically excluding any items of personal property owned by tenants at or on the Southwest Gas Building Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Black Canyon Inc. and all deposits or escrows made in connection with the Southwest Gas Building Existing Loan (defined herein) (collectively, the “Southwest Gas Building Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Black Canyon Inc.’s rights and interests, if any, in the name “Southwest Gas Building”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Southwest Gas Building Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Southwest Gas Building Leases or License Agreements (collectively, the “Southwest Gas Building Service Contracts”) (but only to the extent AmeriVest Black Canyon Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.6(d) collectively referred to as the “Southwest Gas Building Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Southwest Gas Building Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Southwest Gas Building Real Property and generate income to AmeriVest Black Canyon Inc. as the owner of the Southwest Gas Building Real Property, including agreements which may be made by AmeriVest Black Canyon Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Southwest Gas Building License Agreements”).

The Southwest Gas Building Real Property, the Southwest Gas Building Leases, the Southwest Gas Building Tangible Personal Property, the Southwest Gas Building Intangible Personal Property and the Southwest Gas Building License Agreements are referred to herein collectively as the “Southwest Gas Building Property.”

2.1.7       Scottsdale Norte Property.

(a)       Real Property. The land described in Exhibit “A-7” attached hereto (the “Scottsdale Norte Land”), together with (i) all improvements located thereon (“Scottsdale Norte Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Scottsdale Norte Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Scottsdale Inc., if any, and relating to the Scottsdale Norte Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Scottsdale Norte Land (collectively, the “Scottsdale Norte Real Property”).

(b)       Leases. All leases of the Scottsdale Norte Real Property (other than the Scottsdale Norte License Agreements as defined below), including leases which may be made by AmeriVest Scottsdale Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Scottsdale Norte Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Scottsdale Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Scottsdale Norte Real Property, but specifically excluding any items of personal property owned by tenants at or on the Scottsdale Norte Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Scottsdale Inc. and all deposits or escrows made in connection with the Scottsdale Norte Existing Loan (defined herein) (collectively, the “Scottsdale Norte Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Scottsdale Inc.’s rights and interests, if any, in the name “Scottsdale Norte”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Scottsdale Norte Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Scottsdale Norte Leases or License Agreements (collectively, the “Scottsdale Norte Service Contracts”) (but only to the extent AmeriVest Scottsdale Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.7(d) collectively referred to as the “Scottsdale Norte Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Scottsdale Norte Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Scottsdale Norte Real Property and generate income to AmeriVest Scottsdale Inc. as the owner of the Scottsdale Norte Real Property, including agreements which may be made by AmeriVest Scottsdale Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Scottsdale Norte License Agreements”).

The Scottsdale Norte Real Property, the Scottsdale Norte Leases, the Scottsdale Norte Tangible Personal Property, the Scottsdale Norte Intangible Personal

Property and the Scottsdale Norte License Agreements are referred to herein collectively as the “Scottsdale Norte Property.”

2.1.8       Greenhill Park Property.

(a)       The land described in Exhibit “A-8” attached hereto (the “Greenhill Park Land”), together with (i) all improvements located thereon (“Greenhill Park Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Greenhill Park Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Greenhill Inc., if any, and relating to the Greenhill Park Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Greenhill Park Land (collectively, the “Greenhill Park Real Property”).

(b)       Leases. All leases of the Greenhill Park Real Property (other than the Greenhill Park License Agreements as defined below), including leases which may be made by AmeriVest Greenhill Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Greenhill Park Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Greenhill Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Greenhill Park Real Property, but specifically excluding any items of personal property owned by tenants at or on the Greenhill Park Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Greenhill Inc. and all deposits or escrows made in connection with the Greenhill Park Existing Loan (defined herein) (collectively, the “Greenhill Park Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Greenhill Inc.’s rights and interests, if any, in the name “Greenhill Park”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Greenhill Park Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Greenhill Park Leases or License Agreements (collectively, the “Greenhill Park Service Contracts”) (but only to the extent AmeriVest Greenhill Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.8(d) collectively referred to as the “Greenhill Park Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Greenhill Park Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Greenhill Park Real Property and generate income to AmeriVest Greenhill Inc. as the owner of the Greenhill Park Real Property, including agreements which may be made by AmeriVest Greenhill Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Greenhill Park License Agreements”).

The Greenhill Park Real Property, the Greenhill Park Leases, the Greenhill Park Tangible Personal Property, the Greenhill Park Intangible Personal Property and the Greenhill Park License Agreements are referred to herein collectively as the “Greenhill Park Property.”

2.1.9       Camelback Lakes Property.

(a)       The land described in Exhibit “A-9” attached hereto (the “Camelback Lakes Land”), together with (i) all improvements located thereon (“Camelback Lakes Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Camelback Lakes Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Camelback Inc., if any, and relating to the Camelback Lakes Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Camelback Lakes Land (collectively, the “Camelback Lakes Real Property”).

(b)       Leases. All leases of the Camelback Lakes Real Property (other than the Camelback Lakes License Agreements as defined below), including leases which may be made by AmeriVest Camelback Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Camelback Lakes Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Camelback Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Camelback Lakes Real Property, but specifically excluding any items of personal property owned by tenants at or on the Camelback Lakes Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Camelback Inc. and all deposits or escrows made in connection with the Camelback Lakes Existing Loan (defined herein) (collectively, the “Camelback Lakes Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Camelback Inc.’s rights and interests, if any, in the name “Camelback Lakes”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Camelback Lakes Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Camelback Lakes Leases or License Agreements (collectively, the “Camelback Lakes Service Contracts”) (but only to the extent AmeriVest Camelback Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.9(d) collectively referred to as the “Camelback Lakes Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Camelback Lakes Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Camelback Lakes Real Property and generate income to AmeriVest Camelback Inc. as the owner of the Camelback Lakes Real Property, including agreements which may be made by AmeriVest Camelback Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Camelback Lakes License Agreements”).

The Camelback Lakes Real Property, the Camelback Lakes Leases, the Camelback Lakes Tangible Personal Property, the Camelback Lakes Intangible Personal Property and the Camelback Lakes License Agreements are referred to herein collectively as the “Camelback Lakes Property.”

2.1.10     Hackberry View Property.

(a)       The land described in Exhibit “A-10” attached hereto (the “Hackberry View Land”), together with (i) all improvements located thereon (“Hackberry View Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Hackberry View Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Hackberry Inc., if any, and relating to the Hackberry View Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Hackberry View Land (collectively, the “Hackberry View Real Property”).

(b)       Leases. All leases of the Hackberry View Real Property (other than the Hackberry View License Agreements as defined below), including leases which may be made by AmeriVest Hackberry Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Hackberry View Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Hackberry Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Hackberry View Real Property, but specifically excluding any items of personal property owned by tenants at or on the Hackberry View Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Hackberry Inc. and all deposits or escrows made in connection with the Hackberry View Existing Loan (defined herein) (collectively, the “Hackberry View Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Hackberry Inc.’s rights and interests, if any, in the name “Hackberry View”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Hackberry View Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Hackberry View Leases or License Agreements (collectively, the “Hackberry View Service Contracts”) (but only to the extent AmeriVest Hackberry Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.10(d) collectively referred to as the “Hackberry View Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Hackberry View Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Hackberry View Real Property and generate income to AmeriVest Hackberry Inc. as the owner of the Hackberry View Real Property, including agreements which may be made by AmeriVest Hackberry Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Hackberry View License Agreements”).

The Hackberry View Real Property, the Hackberry View Leases, the Hackberry View Tangible Personal Property, the Hackberry View Intangible Personal Property and the Hackberry View License Agreements are referred to herein collectively as the “Hackberry View Property.”

2.1.11     Parkway Centre III Property.

(a)       The land described in Exhibit “A-11” attached hereto (the “Parkway Centre III Land”), together with (i) all improvements located thereon (“Parkway Centre III Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Parkway Centre III Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Buildings Texas Inc., if any, and relating to the Parkway Centre III Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Parkway Centre III Land (collectively, the “Parkway Centre III Real Property”).

(b)       Leases. All leases of the Parkway Centre III Real Property (other than the Parkway Centre III License Agreements as defined below), including leases which may be made by AmeriVest Buildings Texas Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Parkway Centre III Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Buildings Texas Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Parkway Centre III Real Property, but specifically excluding any items of personal property owned by tenants at or on the Parkway Centre III Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Buildings Texas Inc. and all deposits or escrows made in connection with the Parkway Centre III Existing Loan (defined herein) (collectively, the “Parkway Centre III Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Buildings Texas Inc.’s rights and interests, if any, in the name “Parkway Centre III”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Parkway Centre III Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Parkway Centre III Leases or License Agreements (collectively, the “Parkway Centre III Service Contracts”) (but only to the extent AmeriVest Buildings Texas Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.11(d) collectively referred to as the “Parkway Centre III Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Parkway Centre III Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Parkway Centre III Real Property and generate income to AmeriVest Buildings Texas Inc. as the owner of the Parkway Centre III Real Property, including agreements which may be made by AmeriVest Buildings Texas Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Parkway Centre III License Agreements”).

The Parkway Centre III Real Property, the Parkway Centre III Leases, the Parkway Centre III Tangible Personal Property, the Parkway Centre III Intangible Personal Property and the Parkway Centre III License Agreements are referred to herein collectively as the “Parkway Centre III Property.”

2.1.12     Hampton Court Property.

(a)       Real Property. The land described in Exhibit “A-12” attached hereto (the “Hampton Court Land”), together with (i) all improvements located thereon (“Hampton Court Improvements”), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, (iii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Hampton Court Land, (iv) all development rights, air rights, sewer rights and permits, water, water rights, riparian rights and water stock owned by AmeriVest Oak Lawn Inc., if any, and relating to the Hampton Court Land and (v) all licenses, permits, covenants and other rights-of-way, appurtenances or entitlements used in connection with the beneficial use and enjoyment of the Hampton Court Land (collectively, the “Hampton Court Real Property”).

(b)       Leases. All leases of the Hampton Court Real Property (other than the Hampton Court License Agreements as defined below), including leases which may be made by AmeriVest Oak Lawn Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Hampton Court Leases”).

(c)       Tangible Personal Property. All equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by AmeriVest Oak Lawn Inc. and now or hereafter located in and used in connection with the operation, ownership or management of the Hampton Court Real Property, but specifically excluding any items of personal property owned by tenants at or on the Hampton Court Real Property and further excluding any items of personal property owned by third parties and leased to AmeriVest Oak Lawn Inc. and all deposits or escrows made in connection with the Hampton Court Existing Loan (defined herein) (collectively, the “Hampton Court Tangible Personal Property”).

(d)       Intangible Personal Property. AmeriVest Oak Lawn Inc.’s rights and interests, if any, in the name “Hampton Court”; the plans and specifications and other architectural and engineering drawings for the Improvements (including CAD drawings), if any; contract rights related to the operation, ownership or management of the Hampton Court Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including the Hampton Court Leases or License Agreements (collectively, the “Hampton Court Service Contracts”) (but only to the extent AmeriVest Oak Lawn Inc.’s obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties; governmental permits, approvals and licenses, if any; and telephone exchange numbers (to the extent assignable) (all of the items described in this Section 2.1.12(d) collectively referred to as the “Hampton Court Intangible Personal Property”).

(e)       License Agreements. All agreements (other than the Hampton Court Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities that are located on or within the Hampton Court Real Property and generate income to AmeriVest Oak Lawn Inc. as the owner of the Hampton Court Real Property, including agreements which may be made by AmeriVest Oak Lawn Inc. after the Effective Date and prior to Closing as permitted by this Agreement (the “Hampton Court License Agreements”).

The Hampton Court Real Property, the Hampton Court Leases, the Hampton Court Tangible Personal Property, the Hampton Court Intangible Personal Property and the Hampton Court License Agreements are referred to herein collectively as the “Hampton Court Property.”

The Sheridan Center Real Property, the Arrowhead Fountains Real Property, the Kellogg Building Real Property, the Parkway Centre III Real Property, the Centerra Real Property, the Southwest Gas Building Real Property; the Scottsdale Norte Real Property, the Greenhill Park Real Property, the Camelback Lakes Real Property, the Hackberry View Real Property, the Parkway Centre III Real Property and the Hampton Court Real Property are referred to herein collectively as the “Real Property.”  The Sheridan Center Leases, the Arrowhead Fountains Leases, the Kellogg Building Leases, the Parkway Centre III Leases, the Centerra Leases, the Southwest Gas Building Leases; the Scottsdale Norte Leases, the Greenhill Park Leases, the Camelback Lakes Leases, the Hackberry View Leases, the Parkway Centre III Leases and the Hampton Court Leases are referred to herein collectively as the “Leases.”  The Sheridan Center Tangible Personal Property, the Arrowhead Fountains Tangible Personal Property, the Kellogg Building Tangible Personal Property, the Parkway Centre III Tangible Personal Property, the Centerra Tangible Personal Property, the Southwest Gas Building Tangible Personal Property; the Scottsdale Norte Tangible Personal Property, the Greenhill Park Tangible Personal Property, the Camelback Lakes Tangible Personal Property, the Hackberry View Tangible Personal

Property, the Parkway Centre III Tangible Personal Property and the Hampton Court Tangible Personal Property are referred to herein collectively as the “Tangible Personal Property.”  The Sheridan Center Intangible Personal Property, the Arrowhead Fountains Intangible Personal Property, the Kellogg Building Intangible Personal Property, the Parkway Centre III Intangible Personal Property, the Centerra Intangible Personal Property, the Southwest Gas Building Intangible Personal Property; the Scottsdale Norte Intangible Personal Property, the Greenhill Park Intangible Personal Property, the Camelback Lakes Intangible Personal Property, the Hackberry View Intangible Personal Property, the Parkway Centre III Intangible Personal Property and the Hampton Court Intangible Personal Property are referred to herein collectively as the “Intangible Personal Property.”  The Sheridan Center License Agreements, the Arrowhead Fountains License Agreements, the Kellogg Building License Agreements, the Parkway Centre III License Agreements, the Centerra License Agreements, the Southwest Gas Building License Agreements; the Scottsdale Norte License Agreements, the Greenhill Park License Agreements, the Camelback Lakes License Agreements, the Hackberry View License Agreements, the Parkway Centre III License Agreements and the Hampton Court License Agreements are referred to herein collectively as the “License Agreements.”

ARTICLE 3. Earnest Money

3.1          Deposit and Investment of Earnest Money. Concurrently with the execution of this Agreement by Purchaser, Purchaser shall deposit, in cash or immediately available funds, the Portfolio Earnest Money with Seller and the remainder of the Earnest Money with Escrow Agent. Seller shall hold the Portfolio Earnest Money and apply such funds in accordance with the terms set forth in this Agreement. All interest earned on the Earnest Money (other than the Portfolio Earnest Money) shall be deemed to be part of the Earnest Money for all purposes hereunder. All deposits of the Portfolio Earnest Money shall be deemed fully earned by Seller and non-refundable to Purchaser immediately upon deposit, except that Seller shall be obligated to refund the Portfolio Earnest Money within ten (10) business days following the applicable termination (or applicable portion thereof) to Purchaser if Seller is in material default of its obligation to transfer an applicable parcel to Purchaser, or this Agreement expressly provides for the Earnest Money to be refunded to Purchaser, including the refunds contemplated in Sections 4.3, 6.2, 6.3, 7.2, 10.2 and 12.17. The applicable allocated portion of the Earnest Money set forth in Schedule 2 shall be refunded to Purchaser if the close of escrow for such applicable parcel fails to occur due to Seller’s default hereunder or this Agreement otherwise expressly provides for the Earnest Money to be refunded to Purchaser, including the refunds contemplated in Sections 4.3, 6.2, 6.3, 7.2, 10.2 and 12.17.

3.2          [Intentionally omitted].

3.3          Form; Failure to Deposit. Each deposit of the Earnest Money shall be in the form of a certified or cashier’s check or the wire transfer to Seller or Escrow Agent (as applicable) of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money within the time periods required, Seller may terminate this Agreement by written notice to Purchaser, in which event the parties hereto shall have no further rights or obligations hereunder, except for rights and obligations which, by their terms, survive the termination hereof.

3.4          Disposition of Earnest Money. The applicable portion of the Earnest Money set forth in Schedule 2 shall be applied as a credit against each applicable portion of the Purchase Price at the Closing for each parcel of the Property and in addition to the portion of Earnest Money set forth in Schedule 2, the Portfolio Earnest Money shall be applied as a credit against the applicable portion of the Purchase Price at the Closing for the final parcel of the Property.

ARTICLE 4. Due Diligence

4.1          Due Diligence Materials. Purchaser acknowledges receipt of all items listed on Exhibit “D” attached hereto (collectively, the “Property Documents”).

4.2          Property Review. Commencing on the Effective Date and continuing until each applicable Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon reasonable notice to the applicable Seller with a representative of the applicable Seller present at the applicable parcel of the Property, and upon appropriate notice to tenants as permitted or required under the Leases for such parcel, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Purchaser must give the applicable Seller twenty-four (24) hours’ prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain the applicable Seller’s prior written consent (which consent may be given, withheld or conditioned in the applicable Seller’s reasonable discretion), and (ii) all such tests shall be conducted by Purchaser in compliance with Purchaser’s responsibilities set forth in Section 4.9 below. Purchaser shall bear the cost of all such inspections or tests. Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser’s representatives may meet with any tenant; provided, however, Purchaser must contact the applicable Seller at least twenty-four (24) hours in advance by telephone or fax to inform the applicable Seller of Purchaser’s intended meeting and to allow the applicable Seller the opportunity to attend such meeting if the applicable Seller desires. Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser’s representatives may meet with any governmental authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact the applicable Seller at least twenty-four (24) hours in advance by telephone or fax to inform the applicable Seller of Purchaser’s intended meeting and to allow the applicable Seller the opportunity to attend such meeting if the applicable Seller desires. Notwithstanding the foregoing, each Seller consents to Purchaser contacting the applicable governmental authorities for purposes of obtaining a zoning letter for each applicable parcel of the Property.

4.3          Estoppel Certificates. Each Seller shall deliver to Purchaser, no later than five (5) business days prior to the applicable Closing Date, tenant estoppel certificates dated no earlier than sixty (60) days prior to the applicable Closing Date for no less than seventy-five percent (75%) of the gross base rentals payable by tenants in the building located on such Seller’s portion of the Property (and specifically excluding all payments made by tenants for operating expenses, taxes and insurance and all payments chargeable only to specific tenants, such as after-hours HVAC reimbursement charges or separately metered or submetered utilities), which shall in all events include one hundred percent (100%) of all tenants leasing more than 10,000 square feet of the net rentable area in the building located on such Seller’s portion of the Property, each in the form of Exhibit ”F-1” attached hereto (for the Sheridan Center Property); the form of Exhibit “F-2” attached hereto (for the Arrowhead Fountains Property); the form of Exhibit “F-3” attached hereto (for the Kellogg Building Property); the form of Exhibit “F-4” attached hereto (for the Parkway Centre II Property); the form of Exhibit “F-5” attached hereto (for the Centerra Property); the form of Exhibit “F-6” attached hereto (for the Southwest Gas Building Property); the form of Exhibit “F-7” attached hereto (for the Scottsdale Norte Property); the form of Exhibit “F-8” attached hereto (for the Greenhill Park Property); the form of Exhibit “F-9” attached hereto (for the Camelback Lakes Property); the form of Exhibit “F-10” attached hereto (for the Hackberry View Property); the form of Exhibit “F-11” attached hereto (for the Parkway Centre III); the form of Exhibit “F-12” attached hereto (for the Hampton Court Property); or such other form as provided in the Leases for such portion of the Property (“Tenant Estoppel Certificates”). Notwithstanding the foregoing, so long as Purchaser has received and approved Estoppel Certificates from a minimum of seventy five percent (75%) in the aggregate of the gross rentals payable by tenants from all properties that have closed or are about to close, then for any one parcel, Purchaser shall close upon receipt, and approval of Estoppel Certificates from a minimum of sixty-five percent (65%) of the gross base rentals for such parcel. In the event (i) Seller is unable to obtain such Tenant Estoppel Certificates, (ii) Purchaser is not satisfied, in Purchaser’s sole and absolute discretion, with the number of Tenant Estoppel Certificates delivered for the applicable portion of the Property with respect to all Parcels of the Property, or (iii) the form or content of any such Tenant Estoppel Certificate for the applicable portion of the Property, in Purchaser’s reasonable judgment, materially differs from that set forth at the appropriate Exhibit “F” or provided for in the Lease pertaining to such Estoppel Certificate, Purchaser may elect either to terminate this Agreement with respect to the applicable portion of the Property or proceed to Closing for the applicable portion of the Property as provided for in Section 7.2 of this Agreement (it being agreed that if any such termination requires the termination of another property due to the cross-collaterlization of the loan, the termination shall be applicable to all such parcels). Purchaser agrees that it shall not exercise a termination right for insufficient Estoppel Certificates so long as the parties are working in good faith to receive the missing Estoppel Certificates; provided that in no event will a particular Closing be stayed by more than sixty (60) days for a deficiency in the requisite number of Estoppel Certificates. If this Agreement is terminated with respect to one or more parcels of the Property, this Agreement shall nonetheless remain in full force and effect for the remainder of the Property. Seller shall not be obligated to expend any funds in connection with obtaining any such approved Tenant Estoppel Certificates, and the failure of any Seller to obtain any such Tenant Estoppel Certificates shall not be a breach or default hereunder so long as each Seller makes good faith efforts to obtain them; provided, however, that if Purchaser terminates this Agreement with respect to a parcel or parcels of the Property due to Seller’s failure to deliver the requisite percentage of approved Tenant Estoppel Certificates, as provided above, the portion of the Earnest Money applicable to the Property for which Purchaser has terminated this Agreement, as set forth in Schedule 2 and the portion of the Portfolio Earnest Money applicable to that parcel or parcels (which amount shall be the same as set forth in Schedule 2) shall be refunded to Purchaser. Notwithstanding the foregoing, if Purchaser has received and approved Estoppel Certificates from tenants representing at least sixty five percent (65%) of the gross base rentals of an applicable parcel (but the aggregate number of Estoppel Certificates received and approved for all parcels that have closed or about to close is less than seventy five percent (75%) of the gross base rentals for such properties), then portion of the Earnest Money and Portfolio Earnest Money applicable to the parcel for which Purchaser has terminated shall be retained by Escrow Agent and Seller, as applicable, until the final Closing occurs, at which time either, (i) the applicable portion of Earnest Money and Portfolio Earnest Money shall be refunded to Purchaser if the number of Estoppel Certificates that Purchaser has received and approved for all parcels which have closed or are about to close is less than seventy five percent (75%) of the gross base rentals for all such parcels; or (ii) Purchaser shall proceed to close escrow for such parcel for which it previously terminated and have the applicable portion of the Earnest Money and Portfolio Earnest Money applied to the Purchase Price for such parcel. For purposes of determining the percentage of Tenant Estoppel Certificates delivered, only those Tenant Estoppel Certificates delivered on or before Purchaser exercises a termination right with respect to any parcel of the Property shall be included for that parcel of the Property. Seller and Purchaser shall use good faith efforts to resolve any failure to deliver the requisite percentage of Tenant Estoppel Certificates for each parcel of the Property, including without limitation a commercially reasonable extension (not to exceed thirty (30) days) of the Closing Date for any affected parcel of the Property.

4.4          Due Diligence/Termination Right. Purchaser acknowledges that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers necessary or important. Purchaser hereby accepts the condition of the Property as suitable for its purposes and agrees that Purchaser has no right to terminate this Agreement due to the condition of the Property except as specifically set forth herein.

4.5          Return of Documents and Reports. If this Agreement terminates with respect to any portion of the Property for any reason other than Seller’s default hereunder, Purchaser shall promptly return and/or deliver to Seller all Property Documents with respect to the applicable portion of the Property and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller’s default with respect to any portion of the Property, then Purchaser must deliver to Seller, upon Seller’s request and at Seller’s sole cost and expense, copies of all third party reports, investigations and studies, other than economic analyses with respect to the applicable portion of the Property (collectively, the “Reports” and, individually, a “Report”) prepared for Purchaser in connection with its due diligence review of the applicable portion of the Property. The

Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser’s obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

4.6          Service Contracts. Concurrently with the execution and delivery hereof, Purchaser will advise Seller in writing of which Service Contracts it will assume for the Greenhill Park Property, and on or before July 31, 2006, Purchaser will advise Seller in writing of which Service Contracts it will assume for each other portion of the Property and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to the applicable Closing. Seller shall deliver at each Closing notices of termination of all applicable Service Contracts that are not so assumed; provided that Seller shall use good faith efforts to work with Purchaser to terminate, as of the applicable Closing Date, any Service Contracts that Purchaser has not elected to assume. Purchaser must assume the obligations arising and accruing from and after the applicable Closing Date under those Service Contracts that Purchaser has agreed to assume.

4.7          Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are proprietary and confidential and have been delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in the preceding sentence. Purchaser shall not disclose the contents to any person other than to those persons who are responsible for determining the feasibility of Purchaser’s acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby, including, without limitation, Purchaser’s attorneys, accountants, agents, consultants, partners, shareholders and lenders, or as otherwise may be required by law, rule, regulation or court order (collectively, “Permitted Outside Parties”). Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.7. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

4.8          Limited Representation and Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement, Seller has not made and does not make any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller. Except as otherwise expressly provided in this Agreement, Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Except as otherwise expressly provided in this Agreement, Purchaser shall rely solely upon its own investigation with respect to the

Property, including, without limitation, the Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and is providing the Property Documents solely as an accommodation to Purchaser.

4.9          Purchaser’s Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall:  (i) not unreasonably disturb the tenants or materially interfere with their use of the Property pursuant to their respective Leases; (ii) not materially interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done by or at Purchaser’s direction with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (viii) repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.7 above, or except as may be otherwise required by law, rule, regulation or court order.

4.10        Purchaser’s Agreement to Indemnify. Purchaser indemnifies and holds Seller harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of Purchaser’s inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.2, 4.7 and 4.9; provided, however, the indemnity shall not extend to protect Seller from any (i) pre-existing liabilities for matters merely discovered by Purchaser (e.g., latent environmental contamination) so long as Purchaser’s actions do not materially aggravate any pre-existing liability of Seller, (ii) any liabilities arising as a result of the willful misconduct or negligence of Seller, its agents, representatives or employees, or (iii) any disclosures required to be made by applicable law, rule, regulation or court order. Notwithstanding the foregoing, in no event will Purchaser be liable for any special or consequential damages, including, without limitation, loss of profits or loss of business. Purchaser’s obligations under this Section 4.10 shall survive the termination of this Agreement and shall survive the Closing.

ARTICLE 5. Title and Survey

5.1          Title Commitment. Seller has caused to be delivered to Purchaser: (i) a current commitment for title insurance or preliminary title report (the “Title Commitment”) issued by the Title Company, in the amount of the applicable Purchase Price for each parcel of the Property and for the issuance of an ALTA Owner Policy of

Title Insurance (for the parcels of the Property located in Arizona or Colorado) and a TLTA Owner Policy of Title Insurance (Form T-1) (for the parcels of the Property located in Texas), with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in each Title Commitment as exceptions to title to the applicable parcel of the Property.

5.2          Updated Survey. Each Seller has provided an existing as-built survey (“Survey”) of the Real Property and Improvements for the parcel of the Property owned by such Seller. Purchaser may elect to obtain a new survey or revise, modify, or re-certify the Survey to otherwise satisfy Purchaser’s objectives.

5.3          Title and Survey Review. Purchaser has reviewed title to each parcel of the Property as disclosed by the applicable Title Commitment and the applicable Survey, and Purchaser has made objections thereto in writing to Seller which have either been resolved to Purchaser’s satisfaction or waived by Purchaser. Seller has no obligation to cure title objections except liens of an ascertainable monetary amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such liens (with the exception of the liens encumbering the applicable portion of the Property and securing the repayment of any Existing Loan for such Property that is assumed by Purchaser). Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser’s consent. Seller agrees to provide the Title Company with all documents reasonably requested by the Title Company to evidence the authority of the signatory of Seller and such other documentation required to issue a Title Policy in the applicable jurisdiction in which the applicable parcel of the Property is located. The term “Permitted Exceptions” for each parcel of the Property shall mean: the specific exceptions (excluding standard exceptions that are part of the promulgated title insurance form for the Title Policy for each parcel of the Property) in the Title Commitment for each parcel of the Property that Seller is not required to remove as provided above or has not otherwise agreed to remove; matters created by, through or under Purchaser; items shown on the Survey for each parcel of the Property which the applicable surveyor has not agreed to remove; the liens encumbering the Property and securing the repayment of any Existing Loan for each parcel of the Property, if applicable; real estate taxes for the year in which the Closing occurs which are not yet due and payable; rights of tenants under the Leases for each parcel of the Property; rights of tenants or licensees under License Agreements for each parcel of the Property; and any licensees under any Service Contracts for each parcel of the Property (approved by Purchaser) not terminated as of Closing.

5.4          Delivery of Title Policy at Closing. In the event that the Title Company does not issue at the Closing for a parcel of the Property, or unconditionally commit at such Closing to issue, to Purchaser, an owner’s title policy in accordance with the Title Commitment, insuring Purchaser’s title to the applicable parcel of the Property in the amount of the applicable portion of the Purchase Price, subject only to the standard exceptions and exclusions from coverage contained in such policy and the Permitted

Exceptions with respect to such parcel of the Property (the “Title Policy”), Purchaser shall have the right to terminate this Agreement with respect to such parcel of the Property, in which case the parties hereto shall have no further rights or obligations with respect to such parcel of the Property, other than those that by their terms survive the termination of this Agreement; provided, however, that if Title Company cannot issue the Title Policy for the applicable parcel due to Seller’s failure to comply with its covenants set forth in Section 5.3 above, then the applicable portion of the Earnest Money set forth in Schedule 2 shall be refunded to Purchaser by Escrow Agent, and Seller shall promptly refund the same sum to Purchaser from the Portfolio Earnest Money.

ARTICLE 6. Operations and Risk of Loss

6.1          Ongoing Operations. From the Effective Date through Closing:

6.1.1       Leases, Service Contracts and License Agreements. Each Seller will timely perform its material obligations under the Leases, Service Contracts and License Agreements for such Seller’s portion of the Property.

6.1.2       New Contracts. Except as provided in Subsection 6.1.3, no Seller will enter into any contract that will be an obligation affecting such Seller’s portion of the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days’ prior notice.

6.1.3       Maintenance of Improvements; Removal of Personal Property. Subject to Sections 6.2 and 6.3, each Seller shall maintain all Improvements located on such Seller’s portion of the Property substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with such Seller’s maintenance of the Improvements located on such Seller’s portion of the Property during such Seller’s period of ownership. No Seller will remove any Tangible Personal Property located on such Seller’s portion of the Property except as may be required for necessary repair or replacement, and replacement shall be of substantially similar quality and quantity as the removed item of Tangible Personal Property.

(a)       Leasing; License Agreements. No Seller will amend or terminate any existing Lease or License Agreement pertaining to such Seller’s portion of the Property or enter into any new Lease or new License Agreement pertaining to such Seller’s portion of the Property without providing Purchaser (i) all relevant supporting documentation, as reasonably determined by such Seller, including, without limitation, tenant financial information to the extent in such Seller’s possession, and (ii) unless the new Lease or amendment to existing Lease is for a month-to-month tenancy, such Seller’s request for Purchaser’s approval. Purchaser agrees to give such Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease or License Agreement or new Lease or new License Agreement within five (5) business days after Purchaser’s receipt of the items in (i) and (ii) of this Subsection 6.1.4. If Purchaser does not respond to such Seller’s request within such time period, then Purchaser will be deemed to have approved such amendment, termination or new Lease or new License Agreement. With respect to a request for approval delivered by any Seller to Purchaser at any time following five (5) business days prior to the Effective Date, Purchaser may withhold its consent at its sole discretion, and such Seller may not amend or terminate a Lease or License Agreement pertaining to such Seller’s portion of the Property or enter into a new Lease or new License Agreement pertaining to such Seller’s portion of the Property without Purchaser’s written consent, other than for a month-to-month tenancy.

6.2          Damage. If prior to any Closing any portion of the applicable Property is damaged by fire or other casualty, the applicable Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of such Seller’s estimation (the “Casualty Notice”) as soon as reasonably possible after the occurrence of the casualty.

6.2.1       Material. In the event of any Material Damage to or destruction of the applicable portion of the Property or any portion thereof prior to Closing, Seller and Purchaser shall negotiate in good faith for a period of sixty (60) days following Purchaser’s receipt of the Casualty Notice (the “Negotiation Period”) to determine a feasible manner to proceed to Closing for the applicable portion of the Property, and if such agreement cannot be reached, Purchaser may, at its option, terminate this Agreement with respect to the applicable portion of the Property by delivering written notice to such Seller on or before the expiration of thirty (30) days after the Negotiation Period (and if necessary, the Closing Date shall be extended for such applicable portion of the Property to give the parties the full sixty-day period to make such election and to obtain insurance settlement agreements with such Seller’s insurers). Upon any such termination, the parties hereto shall have no further rights or obligations hereunder with respect to the applicable portion of the Property for which this Agreement has been terminated, other than those that by their terms survive the termination of this Agreement; it being agreed that the termination of this Agreement with respect to one parcel of the Property for a casualty shall not affect the parties’ obligations with respect to the remaining balance of the Property. If Purchaser does not terminate this Agreement with respect to the applicable portion of the Property within the period set forth above, then the parties shall proceed under this Agreement and close on schedule with respect to the applicable portion of the Property (subject to extension of Closing as provided above), and as of such Closing the applicable Seller shall assign to Purchaser, without representation or warranty by or recourse against such Seller, all of such Seller’s rights in and to any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) payable to such Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies or any portion of the Material Damage not covered by insurance proceeds. If this Agreement is not terminated as provided above, Seller shall not adjust, compromise or settle any claims without the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. For the purposes of this

Agreement, “Material Damage” and “Materially Damaged” means damage which, in Seller’s reasonable estimation, exceeds five percent (5%) of the applicable portion of the Purchase Price to repair or which will take longer than ninety (90) days to repair.

6.2.2       Not Material. If the applicable portion of the Property is not Materially Damaged, then neither Purchaser nor Seller shall have the right to terminate this Agreement with respect to such portion of the Property pursuant to this Section 6.2, and the applicable Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, or (ii) credit Purchaser at Closing 105% of the reasonable estimated cost to complete the repair (in which case the applicable Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs).

6.3          Condemnation. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to the applicable Seller given within thirty (30) days after such Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full thirty-day period to make such election), either:  (i) terminate this Agreement with respect to the applicable portion of the Property following the expiration of a sixty (60) day period following receipt of such election in which Seller shall have the opportunity to cure or remediate the effect of the condemnation to Purchaser’s reasonable satisfaction), in which case the parties hereto shall have no further rights or obligations with respect to the applicable portion of the Property, other than those that by their terms survive the termination of this Agreement, it being agreed that the parties’ obligations with respect to the remaining balance of the Property shall remain in full force and effect, or (ii) proceed under this Agreement, in which event the applicable Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give the applicable Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (i) above. During the term of this Agreement, Seller shall not adjust compromise or settle any claims without the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

6.4          Disposition of Earnest Money Upon Casualty or Condemnation. If Purchaser terminates this Agreement with respect to any parcel of the Property pursuant to either Section 6.2 or Section 6.3, then the applicable portion of the Earnest Money set forth in Schedule 2 shall be refunded to Purchaser by Escrow Agent, and Seller shall promptly refund the same sum to Purchaser from the Portfolio Earnest Money.

ARTICLE 7. Closing

7.1          Closing. The consummation of the transactions contemplated herein (each, a “Closing”) shall occur on the applicable Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by the applicable Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and the applicable Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties (with the original recorded deeds delivered to Purchaser’s counsel following receipt of each recorded document) and make disbursements according to the closing statements executed by the applicable Seller and Purchaser.

7.2          Conditions to Parties’ Obligation to Close. In addition to all other conditions set forth herein, the obligation of the applicable Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

7.2.1       Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

7.2.2       Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

7.2.3       Actions, Suits, etc. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the applicable portion of the Property or the other party’s ability to perform its obligations under this Agreement.

So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed with an applicable Closing hereunder has not been satisfied as of the applicable Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement with respect to the applicable portion of the Property by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing. Notwithstanding anything to the contrary set forth above, if an applicable Closing fails to occur due to Seller’s default hereunder or the failure of a condition to Closing set forth in Section 7.2 above, the applicable portion of the Earnest Money, as set forth in Schedule 2, shall (subject to Section 4.3) be refunded to Purchaser, and Seller shall refund the same amount to Purchaser from the Portfolio Earnest Money.

7.3          Seller’s Deliveries in Escrow. As of or prior to the applicable Closing Date, the applicable Seller shall deliver in escrow to Escrow Agent the following:

7.3.1       Deed. A special warranty deed in the form attached hereto as Exhibit “B-1” (for Texas properties), Exhibit “B-2” (for Colorado properties) or Exhibit “B-3” (for Arizona properties) in form acceptable for recordation under the law of the state where the applicable portion of the Property is located and restating (in summary form) the provisions of Article 11 hereof and including a list of Permitted Exceptions for such portion of the Property to which the conveyance shall be subject, executed and acknowledged by the applicable Seller, conveying to Purchaser the applicable portion of the Real Property (each, a “Deed”);

7.3.2       Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of Exhibit ”C” attached hereto (the “Assignment”), executed and acknowledged by the applicable Seller, vesting in Purchaser the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

7.3.3       Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any (including, for Arizona properties, an affidavit of property value executed and acknowledged by the applicable Seller or its agent), as are required to be delivered or signed by the applicable Seller by applicable state and local law in connection with the conveyance of real property;

7.3.4       FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by the applicable Seller;

7.3.5       Authority. Evidence of the existence, organization and authority of the applicable Seller and of the authority of the persons executing documents on behalf of the applicable Seller reasonably satisfactory to Purchaser and the underwriter for the applicable Title Policy;

7.3.6       Certified Rent Roll. A current Rent Roll for the applicable portion of the Property, certified by the applicable Seller to be true and correct in all material respects as of the Closing Date.

7.3.7       Additional Documents. Any additional documents that Purchaser, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of the applicable Seller or result in any new or additional obligation, covenant, representation or warranty of the applicable Seller under this Agreement beyond those expressly set forth in this Agreement); and

7.3.8       Tenant Estoppel Certificates. To the extent in Seller’s possession and not previously delivered to Purchaser, the original Tenant Estoppel Certificates in the form and content provided in Section 4.3.

7.3.9       Loan Assumption Documents. Such documents as may be reasonably required by the applicable Lender for Purchaser to be able to assume the applicable Existing Loan consistent with the provisions set forth in Section 12.17 below;

7.4          Purchaser’s Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

7.4.1       Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;

7.4.2       Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any (including, for Arizona properties, an affidavit of property value executed and acknowledged by Purchaser or its agent, and for Colorado properties, a Real Property Transfer Declaration executed by Purchaser), as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of real property; and

7.4.3       Additional Documents. Any additional documents that the applicable Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

7.4.4       Authority. Evidence of the existence, organization, and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to the applicable Seller.

7.4.5       Loan Assumption Documents. Such documents as may be reasonably required by the applicable Lender to evidence Purchaser’s assumption of the applicable Existing Loan consistent with the provisions set forth in Section 12.17 below;

7.5          Closing Statements. As of or prior to the Closing Date, the applicable Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

7.6          Purchase Price. At or before 1:00 p.m. local time on each Closing Date, Purchaser shall deliver to Escrow Agent the applicable portion of the Purchase Price as follows: (a) for any parcel subject to an Existing Loan, Purchaser shall assume the unpaid principal balance of and accrued and unpaid interest (as determined by the applicable Lender) under that applicable note more particularly described on Exhibit “H” attached hereto, (b) Purchaser’s payment of cash or current funds in an amount equal to (i) the Purchase Price plus, if applicable, the processing fee charged by the applicable Lender in connection with the proposed assumption of the Existing Loan (the “Processing Fee”) minus (ii) the applicable portion of the Earnest Money set forth in Schedule 2 (and upon the final Closing Date, the Portfolio Earnest Money), minus (iii) the Outstanding Balance of the applicable Note as of the Closing Date, subject to such adjustments and prorations as set forth herein, in immediate, same day U.S. federal funds wired for credit into Escrow Agent’s escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to the applicable Seller on the Closing Date (and, if requested by the applicable Seller, by wire transfer). If any Existing Lender requires payment of the Processing Fee prior to the Closing Date, then Purchaser shall pay such fee directly to such Existing Lender promptly upon receipt of request therefor or, if such Existing Lender will only accept payment from Seller, will pay such fee directly to Seller promptly upon receipt of request therefor, and Seller will then forward such payment promptly to such Existing Lender.

7.7          Possession. The applicable Seller shall deliver possession of the applicable portion of the Property to Purchaser at the Closing subject only to the applicable Permitted Exceptions and Tenants in possession.

7.8          Delivery of Books and Records. After the Closing, each Seller shall deliver to the offices of Purchaser’s property manager or to the applicable Real Property, to the extent in Seller’s or its property manager’s possession or control, original copies of the following: all files for the applicable Leases, including amendments, guaranties, letter agreements and assignments which are then in effect, and correspondence to and from the tenants (collectively, the “Lease Files”); the applicable License Agreements; maintenance records and warranties; plans and specifications; licenses, permits and certificates of occupancy; copies or originals of all books and records of account, service contracts assumed by Purchaser, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the applicable Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the applicable Property. Purchaser agrees to allow such Seller commercially reasonable access to all such materials, and to make copies of same after Closing, for all lawful purposes for a period of three (3) years following the Closing Date, including the preparation of tax returns by such Seller and for supporting documentation, if needed.

7.9          Notice to Tenants. The applicable Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit ”E” attached hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.

ARTICLE 8. Prorations, Deposits, Commissions

8.1          Prorations. At each Closing, the following items shall be prorated as of the date of such Closing with all items of income and expense for the applicable portion of the Property being borne by Purchaser from and after (but including) the date of Closing:  Tenant Receivables (defined below) and other income and rents that have been collected by the applicable Seller as of Closing; fees and assessments; prepaid expenses and obligations under the applicable Service Contracts assumed by Purchaser; accrued operating expenses; real and personal ad valorem taxes (“Taxes”); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations and to post-Closing collections of Tenant Receivables:

8.1.1       Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based on Taxes for the year prior to Closing. Any additional Taxes relating to the year of Closing or prior years arising out of a change in the use of the applicable Real Property or a change in ownership shall be paid by the applicable Seller when due and payable, and the applicable Seller shall indemnify Purchaser from and against any and all such Taxes, which indemnification obligation shall survive the Closing.

8.1.2       Utilities. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. The applicable Seller shall ensure that all utility meters are read as of the Closing Date. The applicable Seller shall be entitled to recover any and all deposits held by any utility company as of the applicable Closing Date. The parties will reasonably cooperate with each other in connection with the transfer of utilities to continue all utility service to the Property.

8.1.3       Tenant Receivables. Rents due from tenants under the applicable Leases and from tenants or licensees under the applicable License Agreements and operating expenses and/or taxes (including, without limitation, rental taxes in Arizona) payable by tenants under the applicable Leases (collectively, “Tenant Receivables”) and not collected by the applicable Seller as of Closing shall not be prorated between such Seller and Purchaser at Closing but shall be apportioned on the basis of the period for which the same is payable and if, as and when collected, as follows:

(a)       Tenant Receivables and other income received from tenants under Leases and/or tenants or licensees under License Agreements after the applicable Closing shall be applied in the following order of priority: (i) first, to Tenant Receivables first coming due after the applicable Closing and applicable to the period of time after the applicable Closing, which amount shall be retained by Purchaser; (ii) second, to payment of the current Tenant Receivables then due for the month in which the Closing Date occurs, which amount shall be apportioned between Purchaser and such Seller as of the Closing Date as set forth in Section 8.1 hereof (with the applicable Seller’s portion thereof to be delivered to such Seller); (iii) third, to payment of Tenant Receivables first coming due after the applicable Closing but applicable to the period of time before the applicable Closing, including, without limitation, the Tenant Receivables described in Subsection 8.1.3(b) below (collectively, “Unbilled Tenant Receivables”), which amount shall be delivered to such Seller; and (iv) thereafter, to delinquent Tenant Receivables which were due and payable as of Closing but not collected by such Seller as of Closing (collectively, “Uncollected Delinquent Tenant Receivables”), which amount shall be delivered to such Seller. Notwithstanding the foregoing, the applicable Seller shall not have the right to pursue the collection of Uncollected Delinquent Tenant Receivables after the applicable Closing, other than to sue tenants no longer in possession of the premises at the Property for collection. Purchaser shall remit to the applicable Seller any such sums received by Purchaser to which such Seller is entitled within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys’ fees, court costs and disbursements, if any. Each Seller expressly agrees that if such Seller receives any amounts after the applicable Closing Date which are attributable, in whole or in part, to any period after the applicable Closing Date, such Seller shall remit to Purchaser that portion of the monies so received by such Seller to which Purchaser is entitled within ten (10) business days after receipt thereof less reasonable, actual costs and expenses of collection, including reasonable attorneys’ fees, court costs and disbursements, if any. With respect to Unbilled Tenant Receivables, Purchaser covenants and agrees to (A) bill the same when billable and (B) cooperate with the applicable Seller to determine the correct amount of operating expenses and/or taxes due. The provisions of this Subsection 8.1.3(a) shall survive the Closing.

(b)       If the final reconciliation of operating expenses and/or taxes due under the Leases shows that a net amount is owed by the applicable Seller to Purchaser, said amount shall be paid by such Seller to Purchaser within ten (10) business days of such final reconciliation under the Leases. If the final reconciliation of operating expenses and/or taxes due under the Leases shows that a net amount is owed by Purchaser to such Seller, Purchaser shall, within ten (10) business days of receipt of such funds from the tenants under the Leases, remit said amount to such Seller. Purchaser agrees to receive and hold any monies received on account of such past due expenses and/or taxes for each Seller and to pay same promptly to such Seller as aforesaid. The provisions of this Subsection 8.1.3(b) shall survive the Closing.

8.2          Leasing Costs. Each Seller agrees to pay or discharge at or prior to the applicable Closing all leasing commissions, costs for tenant improvements, lease buyout costs, moving allowances, design allowances, legal fees and other costs, expenses and allowances incurred in order to induce a tenant to enter into a Lease or Lease renewal or extension (collectively, “Leasing Costs”) that are due prior to the applicable Closing with respect to Leases and License Agreements in force as of or prior to the Effective Date for the applicable portion of the Property; provided, however, that Seller shall have no obligation to pay, and Purchaser shall assume the obligation to pay, all Leasing Costs payable with respect to any option to renew or option to expand that has not been exercised prior to the Effective Date, which obligation shall survive the Closing. As of Closing, Purchaser shall assume the applicable Seller’s obligations for Leasing Costs incurred with respect to Leases and Lease renewals and extensions and License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date.

8.3          Closing Costs. Closing costs shall be allocated between each Seller and Purchaser in accordance with Section 1.2.

8.4          Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and the applicable Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of delivery of written notice. All such rights and obligations shall survive the Closing.

8.5          Deposits. All tenant and licensee security deposits collected and not applied by the applicable Seller shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume such Seller’s obligations related to tenant and licensee security deposits, but only to the extent they are credited or transferred to Purchaser. During the term of this Agreement, Seller shall not apply any tenant security deposits without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

8.6          Commissions. Each Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transactions contemplated hereby, other than the Seller’s Broker (which commission shall be paid by Seller), and each agrees to and does hereby indemnify and hold the other harmless for, from and against the payment of any commission to any other person or entity claiming by, through or under each Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys’ fees and litigation costs) arising as a result of such claims and shall survive the applicable Closing.

8.7          Loan Reserves and Escrows. For each parcel of the Property that is subject to an Existing Loan, at Closing, the applicable Seller shall assign to Purchaser any loan reserves or escrows held by the applicable Lender in connection with such Existing Loan, and the applicable Seller shall receive a credit on the settlement statement for the transferred reserves and escrows.

ARTICLE 9. Representations and Warranties

9.1          Seller’s Representations and Warranties. Each Seller represents and warrants to Purchaser that as of the date of Closing:

9.1.1       AmeriVest Sheridan Center Inc.

(a)       Organization and Authority. AmeriVest Sheridan Center Inc. has been duly organized, is validly existing as a Colorado corporation, and is in good standing in the State of Colorado. AmeriVest Sheridan Center Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Sheridan Center Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Sheridan Center Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Sheridan Center Inc. is a party or, to AmeriVest Sheridan Center Inc.’s knowledge, that is binding on AmeriVest Sheridan Center Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Sheridan Center Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Sheridan Center Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Sheridan Center Inc. or relating to the Sheridan Center Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-1” is a true, correct and complete rent roll in all material respects listing all tenants of the Sheridan Center Property.

(d)       Service Contracts and License Agreements. To AmeriVest Sheridan Center Inc.’s knowledge, the list and copies of the Sheridan Center Service Contracts and the Sheridan Center License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Sheridan Center Inc.’s knowledge, AmeriVest Sheridan Center Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Sheridan Center Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for Sheridan Center or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Sheridan Center Inc.’s Actions. AmeriVest Sheridan Center Inc. has not deposited or released any Hazardous Materials (as defined below) on the Sheridan Center Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Sheridan Center Inc.’s current actual knowledge, the Sheridan Center Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Sheridan Center Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Sheridan Center Property:

(i)            AmeriVest Sheridan Center Inc. has the sole right to collect the rents under the Sheridan Center Leases and the Sheridan Center License Agreements and neither such right, nor any of the Sheridan Center Leases, nor any of the Sheridan Center License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Sheridan Center Inc.; and

(ii)           The Sheridan Center Tangible Personal Property and Sheridan Center Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Sheridan Center Inc. knows of no litigation or threatened litigation affecting the Sheridan Center Property or AmeriVest Sheridan Center Inc.’s ability to sell the Sheridan Center Property.

(j)        AmeriVest Sheridan Center Inc.’s Knowledge. AmeriVest Sheridan Center Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Sheridan Center Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Sheridan Center Inc.’s knowledge, AmeriVest Sheridan Center Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Sheridan Center Property or the security thereof and, to AmeriVest Sheridan Center Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Sheridan Center Property, there are no options to purchase the Sheridan Center Property or rights of first refusal for the purchase of the Sheridan Center Property.

9.1.2       AmeriVest Arrowhead Inc.

(a)       Organization and Authority. AmeriVest Arrowhead Inc. has been duly organized, is validly existing as an Arizona corporation, and is in good standing in the State of Arizona. AmeriVest Arrowhead Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Arrowhead Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Arrowhead Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Arrowhead Inc. is a party or, to AmeriVest Arrowhead Inc.’s knowledge, that is binding on AmeriVest Arrowhead Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Arrowhead Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Arrowhead Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Arrowhead Inc. or relating to the Arrowhead Fountains Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-2” is a true, correct and complete rent roll in all material respects listing all tenants of the Arrowhead Fountains Property.

(d)       Service Contracts and License Agreements. To AmeriVest Arrowhead Inc.’s knowledge, the list and copies of the Arrowhead Fountains Service Contracts and Arrowhead Fountains License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Arrowhead Inc.’s knowledge, AmeriVest Arrowhead Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Arrowhead Fountains Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for Arrowhead Fountains or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Arrowhead Inc.’s Actions. AmeriVest Arrowhead Inc. has not deposited or released any Hazardous Materials (as defined below) on the Arrowhead Fountains Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Arrowhead Inc.’s current actual knowledge, the Arrowhead Fountains Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Arrowhead Fountains Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for Arrowhead Fountains:

(i)            AmeriVest Arrowhead Inc. has the sole right to collect the rents under the Arrowhead Fountains Leases and the Arrowhead Fountains License Agreements and neither such right, nor any of the Arrowhead Fountains Leases, nor any of the Arrowhead Fountains License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Arrowhead Inc.; and

(ii)           The Arrowhead Fountains Tangible Personal Property and Arrowhead Fountains Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Arrowhead Inc. knows of no litigation or threatened litigation affecting the Arrowhead Fountains Property or AmeriVest Arrowhead Inc.’s ability to sell the Arrowhead Fountains Property.

(j)        AmeriVest Arrowhead Inc.’s Knowledge. AmeriVest Arrowhead Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Arrowhead Fountains Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Arrowhead Inc.’s knowledge, AmeriVest Arrowhead Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for Arrowhead Fountains or the security thereof and, to AmeriVest Arrowhead Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Arrowhead Fountains Property, there are no options to purchase the Arrowhead Fountains Property or rights of first refusal for the purchase of the Arrowhead Fountains Property.

9.1.3       AmeriVest Kellogg, Inc.

(a)       Organization and Authority. AmeriVest Kellogg Inc. has been duly organized, is validly existing as a Colorado corporation, and is in good standing in the State of Colorado. AmeriVest Kellogg Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Kellogg Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Kellogg Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Kellogg Inc. is a party or, to AmeriVest Kellogg Inc.’s knowledge, that is binding on AmeriVest Kellogg Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Kellogg Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Kellogg Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Kellogg Inc. or relating to the Kellogg Building Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-3” is a true, correct and complete rent roll in all material respects listing all tenants of the Kellogg Building Property.

(d)       Service Contracts and License Agreements. To AmeriVest Kellogg Inc.’s knowledge, the list and copies of the Kellogg Building Service Contracts and the Kellogg Building License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Kellogg Inc.’s knowledge, AmeriVest Kellogg Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Kellogg Building Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for Kellogg Building or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Kellogg Inc.’s Actions. AmeriVest Kellogg Inc. has not deposited or released any Hazardous Materials (as defined below) on the Kellogg Building Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Kellogg Inc.’s current actual knowledge, the Kellogg Building Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Kellogg Building Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for Kellogg Building:

(i)            AmeriVest Kellogg Inc. has the sole right to collect the rents under the Kellogg Building Leases and the Kellogg Building License Agreements and neither such right, nor any of the Kellogg Building Leases, nor any of the Kellogg Building License Agreements have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Kellogg Inc.; and

(ii)           The Kellogg Building Tangible Personal Property and Kellogg Building Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Kellogg Inc. knows of no litigation or threatened litigation affecting the Kellogg Building Property or AmeriVest Kellogg Inc.’s ability to sell the Kellogg Building Property.

(j)        AmeriVest Kellogg Inc.’s Knowledge. AmeriVest Kellogg Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Kellogg Building Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Kellogg Inc.’s knowledge, AmeriVest Kellogg Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for Kellogg Building or the security thereof and, to AmeriVest Kellogg Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Kellogg Building Property, there are no options to purchase the Kellogg Building Property or rights of first refusal for the purchase of the Kellogg Building Property.

9.1.4       AmeriVest Parkway Inc.

(a)       Organization and Authority. AmeriVest Parkway Inc. has been duly organized, is validly existing as a Texas corporation, and is in good standing in the State of Texas. AmeriVest Parkway Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Parkway Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Parkway Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Parkway Inc. is a party or, to AmeriVest Parkway Inc.’s knowledge, that is binding on AmeriVest Parkway Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Parkway Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Parkway Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Parkway Inc. or relating to the Parkway Centre II Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-4” is a true, correct and complete rent roll in all material respects listing all tenants of the Parkway Centre II Property.

(d)       Service Contracts and License Agreements. To AmeriVest Parkway Inc.’s knowledge, the list and copies of the Parkway Centre II Service Contracts and the Parkway Centre II License Agreements to be delivered to

Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Parkway Inc.’s knowledge, AmeriVest Parkway Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Parkway Centre II Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for Parkway Centre II or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Parkway Inc.’s Actions. AmeriVest Parkway Inc. has not deposited or released any Hazardous Materials (as defined below) on the Parkway Centre II Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Parkway Inc.’s current actual knowledge, the Parkway Centre II Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Parkway Centre II Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for Parkway Centre II:

(i)            AmeriVest Parkway Inc. has the sole right to collect the rents under the Parkway Centre II Leases and the Parkway Centre II License Agreements and neither such right, nor any of the Parkway Centre II Leases, nor the Parkway Centre II License Agreements have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Parkway Inc.; and

(ii)           The Parkway Centre II Tangible Personal Property and the Parkway Centre II Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Parkway Inc. knows of no litigation or threatened litigation affecting the Parkway Centre II Property or AmeriVest Parkway Inc.’s ability to sell the Parkway Centre II Property.

(j)        AmeriVest Parkway Inc.’s Knowledge. AmeriVest Parkway Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Parkway Centre II Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Parkway Inc.’s knowledge, AmeriVest Parkway Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for Parkway Centre II or the security thereof and, to AmeriVest Parkway Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Parkway Centre II Property, there are no options to purchase the Parkway Centre II Property or rights of first refusal for the purchase of the Parkway Centre II Property.

9.1.5       AmeriVest Centerra Inc.

(a)       Organization and Authority. AmeriVest Centerra Inc. has been duly organized, is validly existing as a Texas corporation, and is in good standing in the State of Texas. AmeriVest Centerra Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Centerra Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Centerra Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Centerra Inc. is a party or, to AmeriVest Centerra Inc.’s knowledge, that is binding on AmeriVest Centerra Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Centerra Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Centerra Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Centerra Inc. or relating to the Centerra Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-5” is a true, correct and complete rent roll in all material respects listing all tenants of the Centerra Property.

(d)       Service Contracts and License Agreements. To AmeriVest Centerra Inc.’s knowledge, the list and copies of the Centerra Service Contracts and the Centerra License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Centerra Inc.’s knowledge, AmeriVest Centerra Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Centerra Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Centerra Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Centerra Inc.’s Actions. AmeriVest Centerra Inc. has not deposited or released any Hazardous Materials (as defined below) on the Centerra Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Centerra Inc.’s current actual knowledge, the Centerra Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Centerra Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Centerra Property:

(i)            AmeriVest Centerra Inc. has the sole right to collect the rents under the Centerra Leases and the Centerra License Agreements and neither such right, nor any of the Centerra Leases, have been assigned, nor any of the Centerra License Agreements, pledged, hypothecated, or otherwise encumbered by AmeriVest Centerra Inc.; and

(ii)           The Centerra Tangible Personal Property and the Centerra Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Centerra Inc. knows of no litigation or threatened litigation affecting the Centerra Property or AmeriVest Centerra Inc.’s ability to sell the Centerra Property.

(j)        AmeriVest Centerra Inc.’s Knowledge. AmeriVest Centerra Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Centerra Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Centerra Inc.’s knowledge, AmeriVest Centerra Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Centerra Property or the security thereof and, to AmeriVest Centerra Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Centerra Property, there are no options to purchase the Centerra Property or rights of first refusal for the purchase of the Centerra Property.

9.1.6       AmeriVest Black Canyon Inc.

(a)       Organization and Authority. AmeriVest Black Canyon Inc. has been duly organized, is validly existing as an Arizona corporation, and is in good standing in the State of Arizona. AmeriVest Black Canyon Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Black Canyon Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Black Canyon Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Black Canyon Inc. is a party or, to AmeriVest Black Canyon Inc.’s knowledge, that is binding on AmeriVest Black Canyon Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Black Canyon Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Black Canyon Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Black Canyon Inc. or relating to the Southwest Gas Building Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-6” is a true, correct and complete rent roll in all material respects listing all tenants of the Southwest Gas Building Property.

(d)       Service Contracts and License Agreements. To AmeriVest Black Canyon Inc.’s knowledge, the list and copies of the Southwest Gas Building Service Contracts and the Southwest Gas Building License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Black Canyon Inc.’s knowledge, AmeriVest Black Canyon Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Southwest Gas Building Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Southwest Gas Building Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Black Canyon Inc.’s Actions. AmeriVest Black Canyon Inc. has not deposited or released any Hazardous Materials (as defined below) on the Southwest Gas Building Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Black Canyon Inc.’s current actual knowledge, the Southwest Gas Building Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Southwest Gas Building Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Southwest Gas Building Property:

(i)            AmeriVest Black Canyon Inc. has the sole right to collect the rents under the Southwest Gas Building Leases and the Southwest Gas Building License Agreements and neither such right, nor any of the Southwest Gas Building Leases, nor any of the Southwest Gas Building License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Black Canyon Inc.; and

(ii)           The Southwest Gas Building Tangible Personal Property and the Southwest Gas Building Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Black Canyon Inc. knows of no litigation or threatened litigation affecting the Southwest Gas Building Property or AmeriVest Black Canyon Inc.’s ability to sell the Southwest Gas Building Property.

(j)        AmeriVest Black Canyon Inc.’s Knowledge. AmeriVest Black Canyon Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Southwest Gas Building Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Black Canyon Inc.’s knowledge, AmeriVest Black Canyon Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Southwest Gas Building Property or the security thereof and, to AmeriVest Black Canyon Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Southwest Gas Building Property, there are no options to purchase the Southwest Gas Building Property or rights of first refusal for the purchase of the Southwest Gas Building Property.

9.1.7       AmeriVest Scottsdale Inc.

(a)       Organization and Authority. AmeriVest Scottsdale Inc. has been duly organized, is validly existing as an Arizona corporation, and is in good standing in the State of Arizona. AmeriVest Scottsdale Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Scottsdale Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Scottsdale Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Scottsdale Inc. is a party or, to AmeriVest Scottsdale Inc.’s knowledge, that is binding on AmeriVest Scottsdale Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Scottsdale Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Scottsdale Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Scottsdale Inc. or relating to the Scottsdale Norte Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-7” is a true, correct and complete rent roll in all material respects listing all tenants of the Scottsdale Norte Property.

(d)       Service Contracts and License Agreements. To AmeriVest Scottsdale Inc.’s knowledge, the list and copies of the Scottsdale Norte Service Contracts and the Scottsdale Norte License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Scottsdale Inc.’s knowledge, AmeriVest Scottsdale Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Scottsdale Norte Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Scottsdale Norte Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Scottsdale Inc.’s Actions. AmeriVest Scottsdale Inc. has not deposited or released any Hazardous Materials (as defined below) on the Scottsdale Norte Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Scottsdale Inc.’s current actual knowledge, the Scottsdale Norte Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Scottsdale Norte Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Scottsdale Norte Property:

(i)            AmeriVest Scottsdale Inc. has the sole right to collect the rents under the Scottsdale Norte Leases and the Scottsdale Norte License Agreements and neither such right, nor any of the Scottsdale Norte Leases, nor any of the Scottsdale Norte License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Scottsdale Inc.; and

(ii)           The Scottsdale Norte Tangible Personal Property and the Scottsdale Norte Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Scottsdale Inc. knows of no litigation or threatened litigation affecting the Scottsdale Norte Property or AmeriVest Scottsdale Inc.’s ability to sell the Scottsdale Norte Property.

(j)        AmeriVest Scottsdale Inc.’s Knowledge. AmeriVest Scottsdale Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Scottsdale Norte Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Scottsdale Inc.’s knowledge, AmeriVest Scottsdale Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Scottsdale Norte Property or the security thereof and, to AmeriVest Scottsdale Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Scottsdale Norte Property, there are no options to purchase the Scottsdale Norte Property or rights of first refusal for the purchase of the Scottsdale Norte Property.

9.1.8       AmeriVest Greenhill Inc.

(a)       Organization and Authority. AmeriVest Greenhill Inc. has been duly organized, is validly existing as a Texas corporation, and is in good standing in the State of Texas. AmeriVest Greenhill Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Greenhill Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Greenhill Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Greenhill Inc. is a party or, to AmeriVest Greenhill Inc.’s knowledge, that is binding on AmeriVest Greenhill Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Greenhill Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Greenhill Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Greenhill Inc. or relating to the Greenhill Park Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-8” is a true, correct and complete rent roll in all material respects listing all tenants of the Greenhill Park Property.

(d)       Service Contracts and License Agreements. To AmeriVest Greenhill Inc.’s knowledge, the list and copies of the Greenhill Park Service Contracts and the Greenhill Park License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Greenhill Inc.’s knowledge, AmeriVest Greenhill Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Greenhill Park Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Greenhill Park Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Greenhill Inc.’s Actions. AmeriVest Greenhill Inc. has not deposited or released any Hazardous Materials (as defined below) on the Greenhill Park Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Greenhill Inc.’s current actual knowledge, the Greenhill Park Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Greenhill Park Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Greenhill Park Property:

(i)            AmeriVest Greenhill Inc. has the sole right to collect the rents under the Greenhill Park Leases and the Greenhill Park License Agreements, and neither such right, nor any of the Greenhill Park Leases, nor any of the Greenhill Park License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Greenhill Inc.; and

(ii)           The Greenhill Park Tangible Personal Property and the Greenhill Park Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Greenhill Inc. knows of no litigation or threatened litigation affecting the Greenhill Park Property or AmeriVest Greenhill Inc.’s ability to sell the Greenhill Park Property.

(j)        AmeriVest Greenhill Inc.’s Knowledge. AmeriVest Greenhill Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Greenhill Park Property and the representations and warranties contained herein.

(k)       Existing Loan. [Intentionally Omitted]

(l)        Options. Except as disclosed in the Rent Roll for the Greenhill Park Property, there are no options to purchase the Greenhill Park Property or rights of first refusal for the purchase of the Greenhill Park Property

9.1.9       AmeriVest Camelback Inc.

(a)       AmeriVest Camelback Inc. has been duly organized, is validly existing as an Arizona corporation, and is in good standing in the State of Arizona. AmeriVest Camelback Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Camelback Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Camelback Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Camelback Inc. is a party or, to AmeriVest Camelback Inc.’s knowledge, that is binding on AmeriVest Camelback Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Camelback Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Camelback Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Camelback Inc. or relating to the Camelback Lakes Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-9” is a true, correct and complete rent roll in all material respects listing all tenants of the Camelback Lakes Property.

(d)       Service Contracts and License Agreements. To AmeriVest Camelback Inc.’s knowledge, the list and copies of the Camelback Lakes Service Contracts and the Camelback Lakes License Agreements to be

delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Camelback Inc.’s knowledge, AmeriVest Camelback Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Camelback Lakes Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Camelback Lakes Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Camelback Inc.’s Actions. AmeriVest Camelback Inc. has not deposited or released any Hazardous Materials (as defined below) on the Camelback Lakes Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Camelback Inc.’s current actual knowledge, the Camelback Lakes Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Camelback Lakes Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Camelback Lakes Property:

(i)            AmeriVest Camelback Inc. has the sole right to collect the rents under the Camelback Lakes Leases and the Camelback Lakes License Agreements and neither such right, nor any of the Camelback Lakes Leases, nor any of the Camelback Lakes License Agreements have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Camelback Inc.; and

(ii)           The Camelback Lakes Tangible Personal Property and the Camelback Lakes Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Camelback Inc. knows of no litigation or threatened litigation affecting the Camelback Lakes Property or AmeriVest Camelback Inc.’s ability to sell the Camelback Lakes Property.

(j)        AmeriVest Camelback Inc.’s Knowledge. AmeriVest Camelback Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Camelback Lakes Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Camelback Inc.’s knowledge, AmeriVest Camelback Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Camelback Lakes Property or the security thereof and, to AmeriVest Camelback Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Camelback Lakes Property, there are no options to purchase the Camelback Lakes Property or rights of first refusal for the purchase of the Camelback Lakes Property

9.1.10     AmeriVest Hackberry Inc.

(a)       AmeriVest Hackberry Inc. has been duly organized, is validly existing as a Texas corporation, and is in good standing in the State of Texas. AmeriVest Hackberry Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Hackberry Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Hackberry Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Hackberry Inc. is a party or, to AmeriVest Hackberry Inc.’s knowledge, that is binding on AmeriVest Hackberry Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Hackberry Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Hackberry Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Hackberry Inc. or relating to the Hackberry View Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-10” is a true, correct and complete rent roll in all material respects listing all tenants of the Hackberry View Property.

(d)       Service Contracts and License Agreements. To AmeriVest Hackberry Inc.’s knowledge, the list and copies of the Hackberry View Service Contracts and the Hackberry View License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Hackberry Inc.’s knowledge, AmeriVest Hackberry Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Hackberry View Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Hackberry View Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Hackberry Inc.’s Actions. AmeriVest Hackberry Inc. has not deposited or released any Hazardous Materials (as defined below) on the Hackberry View Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Hackberry Inc.’s current actual knowledge, the Hackberry View Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Hackberry View Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Hackberry View Property:

(i)            AmeriVest Hackberry Inc. has the sole right to collect the rents under the Hackberry View Leases and the Hackberry View License Agreements and neither such right, nor any of the Hackberry View Leases, nor any of the Hackberry View License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Hackberry Inc.; and

(ii)           The Hackberry View Tangible Personal Property and the Hackberry View Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Hackberry Inc. knows of no litigation or threatened litigation affecting the Hackberry View Property or AmeriVest Hackberry Inc.’s ability to sell the Hackberry View Property.

(j)        AmeriVest Hackberry Inc.’s Knowledge. AmeriVest Hackberry Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Hackberry View Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Hackberry Inc.’s knowledge, AmeriVest Hackberry Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Hackberry View Property or the security thereof and, to AmeriVest Hackberry Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Hackberry View Property, there are no options to purchase the Hackberry View Property, or rights of first refusal for the purchase of the Hackberry View Property

9.1.11     AmeriVest Buildings Texas Inc.

(a)       AmeriVest Buildings Texas Inc. has been duly organized, is validly existing as a Texas corporation, and is in good standing in the State of Texas. AmeriVest Buildings Texas Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest Buildings Texas Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Buildings Texas Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Buildings Texas Inc. is a party or, to AmeriVest Buildings Texas Inc.’s knowledge, that is binding on AmeriVest Buildings Texas Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Buildings Texas Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Buildings Texas Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Buildings Texas Inc. or relating to the Parkway Centre III Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-11” is a true, correct and complete rent roll in all material respects listing all tenants of the Parkway Centre III Property.

(d)       Service Contracts and License Agreements. To AmeriVest Buildings Texas Inc.’s knowledge, the list and copies of the Parkway Centre III Service Contracts and the Parkway Centre III License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Buildings Texas Inc.’s knowledge, AmeriVest Buildings Texas Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Parkway Centre III Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Parkway Centre III Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Buildings Texas Inc.’s Actions. AmeriVest Buildings Texas Inc. has not deposited or released any Hazardous Materials (as defined below) on the Parkway Centre III Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Buildings Texas Inc.’s current actual knowledge, the Parkway Centre III Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Parkway Centre III Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Parkway Centre III Property:

(i)            AmeriVest Buildings Texas Inc. has the sole right to collect the rents under the Parkway Centre III Leases and the Parkway Centre III License Agreements and neither such right, nor any of the Parkway Centre III Leases, nor any of the Parkway Center III License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Buildings Texas Inc.; and

(ii)           The Parkway Centre III Tangible Personal Property and the Parkway Centre III Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Buildings Texas Inc. knows of no litigation or threatened litigation affecting the Parkway Centre III Property or AmeriVest Buildings Texas Inc.’s ability to sell the Parkway Centre III Property.

(j)        AmeriVest Buildings Texas Inc.’s Knowledge. AmeriVest Buildings Texas Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Parkway Centre III Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Buildings Texas Inc.’s knowledge, AmeriVest Buildings Texas Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Parkway Centre III Property or the security thereof and, to AmeriVest Buildings Texas Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Parkway Centre III Property, there are no options to purchase the Parkway Centre III Property or rights of first refusal for the purchase of the Parkway Centre III Property

9.1.12     AmeriVest Oak Lawn Inc.

(a)       AmeriVest Oak Lawn Inc. has been duly organized, is validly existing as a Texas corporation, and is in good standing in the State of Texas. AmeriVest Oak Lawn Inc. has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by AmeriVest

Oak Lawn Inc. at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of AmeriVest Oak Lawn Inc., enforceable in accordance with their terms.

(b)       Conflicts and Pending Actions. There is no agreement to which AmeriVest Oak Lawn Inc. is a party or, to AmeriVest Oak Lawn Inc.’s knowledge, that is binding on AmeriVest Oak Lawn Inc. which is in conflict with this Agreement, or which challenges or impairs AmeriVest Oak Lawn Inc.’s ability to execute or perform its obligations under this Agreement. To AmeriVest Oak Lawn Inc.’s knowledge, there is no action or proceeding or litigation pending or threatened against AmeriVest Oak Lawn Inc. or relating to the Hampton Court Property.

(c)       Rent Roll. As of the Effective Date, Exhibit ”F-12” is a true, correct and complete rent roll in all material respects listing all tenants of the Hampton Court Property.

(d)       Service Contracts and License Agreements. To AmeriVest Oak Lawn Inc.’s knowledge, the list and copies of the Hampton Court Service Contracts and the Hampton Court License Agreements to be delivered to Purchaser pursuant to this Agreement will be correct and complete in all material respects as of the date of delivery.

(e)       Notices from Governmental Authorities. To AmeriVest Oak Lawn Inc.’s knowledge, AmeriVest Oak Lawn Inc. has not received from any governmental authority written notice of any material violation of any laws (including, but not limited to, environmental laws)  applicable (or alleged to be applicable) to the Hampton Court Real Property, or any part thereof, that has not been corrected, except as may be disclosed by the Property Documents for the Hampton Court Property or otherwise disclosed in writing to Purchaser.

(f)        AmeriVest Oak Lawn Inc.’s Actions. AmeriVest Oak Lawn Inc. has not deposited or released any Hazardous Materials (as defined below) on the Hampton Court Property in violation of any applicable laws, rule or regulations in existence as of the Effective Date.

(g)       Zoning. To AmeriVest Oak Lawn Inc.’s current actual knowledge, the Hampton Court Property is properly zoned for its current use and is free from any use or occupancy restrictions which prevent the continued present use of the Hampton Court Property.

(h)       Leases and Personal Property. Except for any provisions contained in the documents creating, evidencing or securing the Existing Loan for the Hampton Court Property:

(i)            AmeriVest Oak Lawn Inc. has the sole right to collect the rents under the Hampton Court Leases and the Hampton Court License

Agreements, and neither such right, nor any of the Hampton Court Leases, nor any of the Hampton Court License Agreements, have been assigned, pledged, hypothecated, or otherwise encumbered by AmeriVest Oak Lawn Inc.; and

(ii)           The Hampton Court Tangible Personal Property and the Hampton Court Intangible Personal Property to be conveyed herein are otherwise free from any encumbrance.

(i)        Litigation. AmeriVest Oak Lawn Inc. knows of no litigation or threatened litigation affecting the Hampton Court Property or AmeriVest Oak Lawn Inc.’s ability to sell the Hampton Court Property.

(j)        AmeriVest Oak Lawn Inc.’s Knowledge. AmeriVest Oak Lawn Inc. represents and warrants that Jim Walter and Charles Knight are the persons most knowledgeable with respect to the Hampton Court Property and the representations and warranties contained herein.

(k)       Existing Loan. To AmeriVest Oak Lawn Inc.’s knowledge, AmeriVest Oak Lawn Inc. is not in default under any of the instruments creating or evidencing the Existing Loan for the Hampton Court Property or the security thereof and, to AmeriVest Oak Lawn Inc.’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or event of default thereunder.

(l)        Options. Except as disclosed in the Rent Roll for the Hampton Court Property, there are no options to purchase the Hampton Court Property or rights of first refusal for the purchase of the Hampton Court Property.

9.2           Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

9.2.1       Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware limited liability company in good standing in the State of Delaware and is qualified (or will be qualified prior to each applicable Closing) to do business in the states in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

9.2.2       Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

9.3          Survival of Representations and Warranties. The representations and warranties set forth in this Article 9 are made as of the date of this Agreement and are remade as of each Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the applicable Closing for a period of three (3) months (the “Survival Period”). Notwithstanding any provisions in this Agreement to the contrary, each Seller’s maximum liability for the breach of any or all representations or warranties contained herein shall be limited to six percent (6%) of the allocated Purchase Price for each parcel of the Property, as set forth in Schedule 1 hereof. Terms such as “to Seller’s knowledge,” “to the best of Seller’s knowledge” or like phrases mean the actual knowledge of Jim Walter and Charles Knight, after reasonable inquiry and investigation. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had actual knowledge as of Closing. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.

ARTICLE 10. Default and Remedies

10.1        Seller’s Remedies. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by the applicable Seller to perform hereunder or a permitted termination hereunder, or if prior to Closing any one or more of Purchaser’s representations or warranties are breached in any material respect, each Seller shall be entitled, as its sole and exclusive remedy (except as provided in Sections 4.10, 8.6, 10.3 and 10.4 hereof), to terminate this Agreement with respect to the applicable portion of the Property and retain the applicable portion of the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Each Seller hereby waives all other remedies, whether at law or in equity. Each Seller and Purchaser agree that such Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and the applicable portion of the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 to the contrary, in the event of Purchaser’s default as to an applicable parcel or a termination of this Agreement as to an applicable parcel, each Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the applicable portion of the Property that would unreasonably delay or prevent such Seller from having clear, indefeasible and marketable title to the Property or if Purchaser has breached Section 12.13. In all other events each Seller’s remedies shall be limited to those described in this Section 10.1 and Sections 4.10, 8.6, 10.3 and 10.4 hereof. If an applicable Closing is consummated, the applicable Seller shall have all remedies available at law or in equity in the event Purchaser fails to perform any obligation that survives such Closing.

10.2        Purchaser’s Remedies. If a Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or a permitted termination hereunder, or if prior to Closing any one or more of such Seller’s representations or warranties are breached in any material respect, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement with respect to the applicable portion of the Property by giving such Seller timely written notice of such election prior to or at Closing and receive a refund of the applicable portion of the Earnest Money, as set forth in Schedule 2 and the same applicable portion of the Portfolio Earnest Money, (ii) enforce specific performance of this Agreement against such Seller, or (iii) waive said failure or breach and proceed to the applicable Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement with respect to the applicable portion of the Property if Purchaser fails to file a lawsuit asserting such claim or cause of action in the county in which the applicable portion of the Property is located within two (2) months following the scheduled Closing Date. In the event of a Seller default, Purchaser’s remedies shall be limited to those described in this Section 10.2 and Sections 10.3 and 10.4 hereof. If, however, the equitable remedy of specific performance is not available, Purchaser may seek any other right or remedy available at law or in equity. If an applicable Closing is consummated, Purchaser shall have all remedies available at law or in equity in the event the applicable Seller fails to perform any obligation that survives such Closing. Purchaser and Seller agree that if there is an inconsistency between this Section 10.2 and Sections 4.3, 6.2, 6.3, 7.2, 12.17, Sections 4.3, 6.2, 6.3, 7.2 and 12.17 shall prevail.

10.3        Attorneys’ Fees. In the event any party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such claim.

10.4        Other Expenses. If this Agreement is terminated with respect to all or any portion of the Property due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the applicable Title Commitment.

ARTICLE 11. Disclaimers, Release and Indemnity

11.1        Disclaimers By Seller. Except as expressly set forth in this Agreement and any document executed by the applicable Seller and delivered to Purchaser at Closing, it is understood and agreed that Seller has not at any time made and is not now making, and it specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

11.2        Sale “As Is, Where Is.”  Purchaser acknowledges and agrees that upon each Closing, the applicable Seller shall sell and convey to Purchaser and Purchaser shall accept the applicable portion of the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent expressly provided otherwise in this Agreement and any document executed by the applicable Seller and delivered to Purchaser at a Closing. Except as expressly set forth in this Agreement and any document to be delivered by Seller at Closing, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. Purchaser acknowledges that each Seller has afforded Purchaser a full opportunity to conduct such investigations of the applicable portion of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the applicable portion of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the applicable portion of the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement.

Purchaser’s Initials

11.3        “Hazardous Materials” Defined. For purposes hereof, “Hazardous Materials” means “Hazardous Material,” “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

11.4        Survival. The terms and conditions of this Article 11 shall expressly survive the applicable Closing, not merge with the provisions of any closing documents and shall be incorporated into the applicable Deed.

Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that each Seller would not have agreed to sell the applicable portion of the Property to Purchaser for the applicable portion of the Purchase Price without the disclaimers and other agreements set forth above.

ARTICLE 12. Miscellaneous

12.1        Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement only upon the following conditions:  (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, (ii) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser’s obligations, and (iii) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five (5) days prior to Closing. Purchaser may assign this Agreement in whole, or may assign its rights with respect to one or more of the parcels of Property, in compliance with the preceding requirements. Seller’s prior written consent will be required for any other assignment of this Agreement, and may be withheld at Seller’s discretion.

12.2        Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

12.3        Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

12.4        Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the laws of the State of Texas (with respect to the portions of the Property located in Texas), the State of Colorado (with respect to the portions of the Property located in Colorado), and the State of Arizona (with respect to the portions of the Property located in Arizona).

12.5        Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at a Closing shall survive the applicable Closing for ninety (90) days and shall not be deemed to be merged into or waived by the instruments of the applicable Closing.

12.6        Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings of the parties relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

12.7        Time. Time is of the essence in the performance of this Agreement.

12.8        Confidentiality. Purchaser and Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, except as may be required by applicable law, rule, regulation or court order before the Closing, without the prior written specific consent of the other party; provided, however, that Purchaser may, subject to the provisions of Section 4.7, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser.

12.9        Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section 1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, (iv) by facsimile, evidenced by confirmed receipt or (v) by e-mail, evidenced by confirmed receipt. Notice deposited in the mail or by overnight delivery in the manner hereinabove described shall be effective upon deposit. Notice given in any other manner shall be effective when received by the party to be notified, as evidenced by a verified confirmation (for facsimile) or by signed delivery slip (for personal delivery). A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to any applicable Seller shall be deemed given by such Seller. Notices sent by facsimile or by e-mail shall also be sent by one of the methods set forth in (i)-(iii) above.

12.10      Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction – to the effect that any ambiguities are to be resolved against the drafting party – shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

12.11      Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the State of Texas.

12.12      Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile.

12.13      No Recordation. Without the prior written consent of Seller, Purchaser shall not record or cause the recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of each Seller, which consent may be arbitrarily withheld at each Seller’s discretion, shall constitute a default hereunder by Purchaser, whereupon each Seller shall have the remedies set forth in Section 10.1 hereof, as well as the right to take appropriate action to remove any such cloud on the title to the Real Property. Notwithstanding the foregoing, Purchaser may record a notice of lis pendens, or similar document, to the extent that such notice is required by the applicable rules of civil procedure governing any action for specific performance filed by Purchaser in connection with this Agreement.

12.14      Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the applicable Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the applicable portion of the Property to Purchaser.

12.15      Discharge of Obligations. The acceptance of each Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by the applicable Seller herein and every agreement and obligation on the part of such Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated either to survive or to be performed after Closing.

12.16      No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing, except that a tenant of the Property may enforce Purchaser’s indemnity obligation under Section 4.10 hereof.

12.17      Assumption of Existing Loan. Each Seller (at no cost, expense or liability to such Seller) agrees to assist Purchaser in attempting to obtain the consent of the applicable Lender to allow Purchaser to assume the Existing Loan for each applicable portion of the Property (each, a “Lender Consent”). The Lender Consent must include Lender’s written agreement to release the applicable Seller and its constituent members of and from any loss, expense, liability or other obligations arising subsequent to the assumption of the applicable Existing Loan by Purchaser, except that the applicable Seller will remain liable for claims, causes of action and liabilities arising as a result of facts or circumstances which existed prior to the date of assumption of the Existing Loan by Purchaser. Seller makes no representation or warranty that Purchaser will be successful in securing any such Lender Consent. At the applicable Closing, Purchaser shall pay the assumption fees arising under the applicable portion of the Existing Loan (including the beneficiary’s legal fees). At any time on or before ninety (90) days following the Effective Date (the “Loan Assumption Period”), if Purchaser is unable for any reason to obtain Lender Consent for Purchaser’s assumption of the applicable Existing Loan on terms and conditions acceptable to Purchaser, in its commercially reasonable discretion, then Purchaser may terminate this Agreement with respect to the applicable portion of the Property by written notice to the Seller on or before the expiration of the Loan Assumption Period, in which event this Agreement shall terminate with respect to the applicable portion of the Property, and neither Party shall have any further rights, liabilities or obligations hereunder with respect to the applicable portion of the Property except as expressly set forth to the contrary in this Agreement. Purchaser shall have the right to extend the Loan Assumption Period for all or any portion of the Property for two (2) additional periods of thirty (30) days each, to be exercised by delivering written notice of such extension to the applicable Seller on or before the expiration of the then-current Loan Assumption Period. If Purchaser has been unable to obtain a Lender Consent from the applicable Lender for any parcel of the Property prior to the expiration of the Loan Assumption Period (as extended) or has not approved the loan assumption documents as provided above, then Seller and Purchaser shall use good faith efforts within the next thirty (30) days to negotiate a mutually agreeable resolution for the sale of the affected portion of the Property, whether by prepayment or defeasance of the applicable Existing Loan, or otherwise. In the event of such mutually agreeable resolution, Seller and Purchaser shall each pay one-half (1/2) of any prepayment premiums or defeasance fees or other such charges and expenses payable to any Existing Lender that fails to provide a Lender Consent. If Purchaser terminates this Agreement with respect to any portion of the Property pursuant to this Section 12.17 due to the failure to receive the applicable Lender Consent or Seller terminates this Agreement with respect to any portion of the Property due to Seller’s disapproval of the applicable loan assumption documents, then Purchaser shall be entitled to receive the portion of the Earnest Money allocated to the applicable portion of the Property, as set forth in Schedule 2 and the same allocable portion of the Portfolio Earnest Money. If Purchaser terminates this Agreement with respect to any portion of the Property due to Purchaser’s disapproval of the loan assumption documents, then Purchaser shall forfeit the Earnest Money allocated to the applicable portion of the Property, as set forth in Schedule 2 and the same allocable portion of the Portfolio Earnest Money. If this Agreement is terminated pursuant to this Section 12.17 with respect to the applicable portion of the Property, Purchaser shall pay to Lender the Processing Fee and its commercially reasonable fees and legal costs, if any, incurred up to such date of termination for the approval process. Purchaser shall pay such fees and legal costs within ten days of Purchaser’s termination of this Agreement with respect to the applicable portion of the Property. The obligations contained in this Section 12.17 shall survive the termination of this Agreement.

Notwithstanding anything to the contrary set forth herein, if any claim or controversy or dispute related to whether the applicable Earnest Money and Portfolio Earnest Money is refundable to Purchaser pursuant to this Section 12.17 (“Dispute”), such Dispute shall be resolved and adjudicated by binding arbitration in accordance with Title 9 of the California Code of Civil Procedure, Section 1280, et seq.. The arbitrator shall be a neutral, disinterested retired judge selected by the parties from a panel of retired judges available through the Judicial Arbitration and Mediation Service (“JAMS”) or, if JAMS or its successor does not then exist, by any other arbitrator or retired judge affiliated with a private, disinterested association providing arbitration services. Should the parties fail to agree on the selection of a disinterested, neutral arbitrator within twenty (20) days of written demand accompanied by written notice of the Dispute by either party, either party may petition a California court of competent jurisdiction and proper venue to appoint an arbitrator pursuant to Code of Civil Procedure Section 1281.6. The arbitration shall be held within sixty (60) days after the selection of the arbitrator. Any hearings required for purposes of the arbitration shall be in Orange County, California, at the offices of the arbitrator or such other place designated by the arbitrator.

12.18      Consolidated Properties. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser is entitled to terminate this Agreement for a particular parcel that is cross-collateralized with another parcel or parcels (such that the closing for such parcel or parcels shall not be permitted without the parcel for which Purchaser has termination rights), then the termination rights shall be deemed to apply to such other parcel(s), and Purchaser shall have all rights and remedies with respect to such parcel(s) in the same manner as the parcel for which it originally had the termination right, including, without limitation, the refund of Earnest Money.

12.19      Capital Repairs. Seller and Purchaser acknowledge and agree that certain capital repairs are required to be made to certain properties as more particularly described in Schedule 3 attached hereto. Notwithstanding anything to the contrary in this Agreement, each applicable Seller agrees to use good faith efforts to cause the completion of the capital repairs to the applicable properties as more fully described in Schedule 3 prior to the Closing of each of the properties. If the Seller has not completed such repairs by the applicable Closing, Purchaser shall receive a credit against the applicable Purchase Price in the amount shown on Schedule 3. If the repair is partially complete at the applicable Closing, Purchaser and Seller shall work together in good faith to prorate the estimated cost and make adjustments to the credit to the applicable Purchase Price. Seller agrees to provide documentation reflecting the scope of work prior to commencement and evidence of completion of all work performed as may be reasonably requested by the Purchaser, including, without limitation, unconditional lien releases in accordance with applicable local laws evidencing the payment for such work. If the Seller has completed the work described in Schedule 3 prior to the applicable Closing (and Purchaser has reasonably approved the completion of such work), then Seller shall have no further obligations in connection with such work.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO AGREEMENT OF

PURCHASE AND SALE

BY AND BETWEEN

VARIOUS AMERIVEST PROPERTIES INC. AFFILIATES

AND

KOLL/PER LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

AMERIVEST SHERIDAN CENTER INC.,
a Colorado corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST ARROWHEAD INC.,
an Arizona corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST KELLOGG INC.,
a Colorado corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
[Signatures Continued]	Title:	Chief Executive Officer

AMERIVEST PARKWAY INC.,
a Texas corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST CENTERRA INC.,
a Colorado corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST BLACK CANYON INC.,
an Arizona corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST SCOTTSDALE INC.,
an Arizona corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
[Signatures Continued]	Title:	Chief Executive Officer

AMERIVEST GREENHILL INC.,
a Texas corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST CAMELBACK INC.,
an Arizona corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST HACKBERRY INC.,
a Texas corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

AMERIVEST BUILDINGS TEXAS INC.
a Texas corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
[Signatures Continued]	Title:	Chief Executive Officer

AMERIVEST OAK LAWN INC.,
a Texas corporation

Date executed by Seller:
July 17, 2006	By:	/s/ Charles K. Knight
	Name:	Charles K. Knight
	Title:	Chief Executive Officer

PURCHASER:

KOLL/PER LLC,
a Delaware limited liability company

	By:	The Koll Company, LLC, a Delaware
limited liability company, its Manager

	By:	/s/ Bryan McGowan
	Name:	Bryan McGowan
	Title:	Member

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that it shall comply with the obligations of Escrow Agent set forth herein.

REPUBLIC TITLE OF TEXAS, INC.

Date executed by Escrow Agent:	By:	/s/ Janine N. Barber
	Name:	Janine N. Barber
July 18, 2006	Title:	Senior Vice President

JOINDER BY AMERIVEST PROPERTIES INC.

The undersigned joins in the execution and delivery of this Agreement for the sole purpose of (i) evidencing its agreement to indemnify and defend and hold the Purchaser and the Property harmless for, from and against any and all claims, causes of action, liabilities and expenses (including reasonable attorneys’ fees), but subject to the limitation set forth below, arising as a result of any shareholder of the applicable Seller or the undersigned challenging the consummation of the transactions contemplated hereby within the first ninety (90) days following each applicable Closing; and (ii) representing and warranting to Purchaser that, to the undersigned’s actual knowledge, as the sole shareholder of each Seller, the descriptions of the Property contained in the SEC filings made by the undersigned are true and correct in all material respects as of the Effective Date.

The undersigned’s aggregate maximum liability arising under the foregoing indemnity or for the breach of the foregoing representation and warranty shall be limited to six percent (6%) of the applicable Purchase Price for each Property, and the representation and warranty set forth above shall survive each applicable Closing for the first ninety (90) days following each applicable Closing.

AMERIVEST PROPERTIES INC.
a Maryland Corporation

Date executed by	By:	/s/ Charles K. Knight
AmeriVest Properties Inc.	Name:	Charles K. Knight
July 17, 2006	Title:	Chief Executive Officer

SCHEDULE 1

(a)           $[***] for the Sheridan Center Property;

(b)           $[***] for the Arrowhead Fountains Property;

(c)           $[***] for the Kellogg Building Property;

(d)           $[***] for the Parkway Centre II Property;

(e)           $[***] for the Centerra Property;

(f)            $[***] for the Southwest Gas Building Property;

(g)           $[***] for the Scottsdale Norte Property;

(h)           $[***] for the Greenhill Park Property;

(i)            $[***] for the Camelback Lakes Property;

(j)            $[***] for the Hackberry View Property;

(k)           $[***] for the Parkway Center III Property; and

(l)            $[***] for the Hampton Court Property.

[***] The confidential portion of this Agreement has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2

(a)           $[***] for the Sheridan Center Property;

(b)           $[***] for the Arrowhead Fountains Property;

(c)           $[***] for the Kellogg Building Property;

(d)           $[***] for the Parkway Centre II Property;

(e)           $[***] for the Centerra Property;

(f)            $[***] for the Southwest Gas Building Property;

(g)           $[***] for the Scottsdale Norte Property;

(h)           $[***] for the Greenhill Park Property;

(i)            $[***] for the Camelback Lakes Property;

(j)            $[***] for the Hackberry View Property;

(k)           $[***] for the Parkway Centre III Property;

(l)            $[***] for the Hampton Court Property; and

(m)          $[***] as portfolio earnest money (“Portfolio Earnest Money”)

[***] The confidential portion of this Agreement has been omitted and filed separately with the Securities and Exchange Commission.